EXECUTION VERSION W/2841193v8 PURCHASE AND ASSUMPTION AGREEMENT dated as of December 30, 2016 between FIRST NBC BANK and WHITNEY BANK

-i- ARTICLE 1 CERTAIN DEFINITIONS 1.1 Certain Definitions .................................................................................................................1 1.2 Accounting Terms ..................................................................................................................13 ARTICLE 2 THE P&A TRANSACTIONS 2.1 Purchase and Sale of Assets ...................................................................................................14 2.2 Assumption of Liabilities .......................................................................................................15 2.3 Subsequent Closing ................................................................................................................16 2.4 Purchase Price ........................................................................................................................17 2.5 Cash Payment Amount; Additional Loans ............................................................................17 2.6 Sale and Transfer of Servicing ...............................................................................................18 2.7 Real Estate Matters ................................................................................................................18 ARTICLE 3 CLOSING PROCEDURES; ADJUSTMENTS 3.1 Closings..................................................................................................................................20 3.2 Payment at Closings ...............................................................................................................21 3.3 Adjustment of Purchase Price ................................................................................................22 3.4 Proration; Other Closing Date Adjustments ..........................................................................22 3.5 Seller Deliveries .....................................................................................................................23 3.6 Purchaser Deliveries ..............................................................................................................24 3.7 Delivery of the Loan Documents ...........................................................................................25 3.8 Owned Real Property Filings .................................................................................................26 3.9 Allocation of Purchase Price ..................................................................................................26 ARTICLE 4 TRANSITIONAL MATTERS 4.1 Transitional Arrangements.....................................................................................................27 4.2 Customers ..............................................................................................................................27 4.3 ACH Debit or Credit Transactions ........................................................................................29 4.4 Wires ......................................................................................................................................30 4.5 Access to Records ..................................................................................................................30 4.6 Interest Reporting and Withholding.......................................................................................31 4.7 Negotiable Instruments ..........................................................................................................32 4.8 ATM and Debit Cards ............................................................................................................32 4.9 Data Processing Conversion for the Branches and Handling of Certain Items .....................32 4.10 Infrastructure Installation .......................................................................................................33 4.11 Employee Training.................................................................................................................35 4.12 Night Drop Equipment ...........................................................................................................36 4.13 Access to the Branches and Removal of Equipment on the Closing Date ............................36

-ii- 4.14 Customer Claims ....................................................................................................................37 4.15 Vendor Access .......................................................................................................................38 4.16 Transition Services.................................................................................................................38 ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER 5.1 Corporate Organization and Authority ..................................................................................38 5.2 No Conflicts ...........................................................................................................................39 5.3 Approvals and Consents ........................................................................................................39 5.4 Leases .....................................................................................................................................39 5.5 Litigation and Undisclosed Liabilities ...................................................................................40 5.6 Regulatory Matters.................................................................................................................40 5.7 Compliance with Laws ..........................................................................................................40 5.8 Loans ......................................................................................................................................40 5.9 Records ..................................................................................................................................42 5.10 Title to Assets ........................................................................................................................42 5.11 Deposits..................................................................................................................................42 5.12 Environmental Laws; Hazardous Substances ........................................................................43 5.13 Brokers’ Fees .........................................................................................................................43 5.14 Property ..................................................................................................................................43 5.15 Employee Benefit Plans; Labor Matters ................................................................................44 5.16 Insurance ................................................................................................................................45 5.17 Limitations on Representations and Warranties ....................................................................45 ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER 6.1 Corporate Organization and Authority ..................................................................................45 6.2 No Conflicts ...........................................................................................................................46 6.3 Approvals and Consents ........................................................................................................46 6.4 Regulatory Matters.................................................................................................................46 6.5 Litigation and Undisclosed Liabilities ...................................................................................47 6.6 Operation of the Branches .....................................................................................................47 6.7 Brokers’ Fees .........................................................................................................................47 6.8 Financing to Be Available .....................................................................................................47 6.9 Limitations on Representations and Warranties ....................................................................48

-iii- ARTICLE 7 COVENANTS OF THE PARTIES 7.1 Activity in the Ordinary Course .............................................................................................48 7.2 Access and Confidentiality ....................................................................................................50 7.3 Regulatory Approvals ............................................................................................................51 7.4 Consents .................................................................................................................................51 7.5 Efforts to Consummate; Further Assurances .........................................................................52 7.6 Solicitation of Accounts; Non-Solicitation ............................................................................53 7.7 Insurance ................................................................................................................................53 7.8 Servicing Prior to Loan Purchase ..........................................................................................54 7.9 Repurchase of Excluded Loans ..............................................................................................54 7.10 Change of Name, Etc. ............................................................................................................54 7.11 Deactivation/Shut Down of Debit Cards ...............................................................................55 ARTICLE 8 TAXES AND EMPLOYEE BENEFITS 8.1 Tax Representations ...............................................................................................................55 8.2 Proration of Taxes ..................................................................................................................55 8.3 Sales and Transfer Taxes .......................................................................................................55 8.4 Information Returns ...............................................................................................................55 8.5 Payment of Amount Due under Article 8 ..............................................................................55 8.6 Assistance and Cooperation ...................................................................................................56 8.7 Transferred Employees ..........................................................................................................56 ARTICLE 9 CONDITIONS TO CLOSING 9.1 Conditions to Obligations of Purchaser .................................................................................59 9.2 Conditions to Obligations of Seller .......................................................................................61 ARTICLE 10 TERMINATION 10.1 Termination ............................................................................................................................62 10.2 Effect of Termination .............................................................................................................63

-iv- ARTICLE 11 INDEMNIFICATION 11.1 Indemnification ......................................................................................................................63 11.2 Exclusivity .............................................................................................................................65 ARTICLE 12 MISCELLANEOUS 12.1 Survival ..................................................................................................................................66 12.2 Assignment ............................................................................................................................66 12.3 Binding Effect ........................................................................................................................66 12.4 Public Notice ..........................................................................................................................66 12.5 Notices ...................................................................................................................................67 12.6 Expenses ................................................................................................................................67 12.7 Governing Law; Consent to Jurisdiction ...............................................................................67 12.8 Waiver of Jury Trial ...............................................................................................................68 12.9 Entire Agreement; Amendment .............................................................................................68 12.10 Third Party Beneficiaries .......................................................................................................68 12.11 Counterparts ...........................................................................................................................68 12.12 Headings ................................................................................................................................69 12.13 Severability ............................................................................................................................69 12.14 Interpretation ..........................................................................................................................69 12.15 Specific Performance .............................................................................................................69

-v- List of Exhibits Exhibit 1.1(a) Branches/Real Properties Exhibit 1.1(b) Deposits Exhibit 1.1(c) Excluded Brokered Deposits Exhibit 1.1(d)(i) Loans Exhibit 1.1(d)(ii) Initial Closing Loans Exhibit 1.1(d)(iii) Subsequent Closing Loans Exhibit 1.1(f) Personal Property Exhibit 1.1(g) Seller’s Knowledge Exhibit 3.5(a)(i) Form of Loan Document Assignment Exhibit 3.5(b)(ii) Form of Bill of Sale Exhibit 3.5(b)(iii) Form of Assignment and Assumption Agreement Exhibit 3.5(b)(iv) Form of Assignment of Branch Lease and Assumption Agreement Exhibit 4.9 Schedule of Processing Fees Exhibit 7.4(b) Estoppel Certificate – Branch Lease

-1- This PURCHASE AND ASSUMPTION AGREEMENT, dated as of December 30, 2016, between First NBC Bank, a Louisiana state-chartered non-member bank with its principal office located in New Orleans, Louisiana (“Seller”), and Whitney Bank, a Mississippi state- chartered non-member bank, with its principal office located in Gulfport, Mississippi (“Purchaser”). RECITALS WHEREAS, Purchaser desires to acquire from Seller, and Seller desires to transfer to Purchaser, certain banking operations in the State of Louisiana, in accordance with and subject to the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual promises and obligations set forth herein, the parties agree as follows: ARTICLE 1 CERTAIN DEFINITIONS 1.1 Certain Definitions. The terms set forth below are used in this Agreement with the following meanings: “Accrued Interest” means, as of any date, (a) with respect to a Deposit, interest which is accrued on such Deposit to but excluding such date and not yet posted to the relevant deposit account, (b) with respect to a Loan, interest which is accrued on such Loan to but excluding such date and not yet paid and (c) with respect to FHLB Advances, interest which is accrued on such FHLB Advances to but excluding such date and not yet paid. “ACH” has the meaning set forth in Section 4.3(a). “ACH Entries” has the meaning set forth in Section 4.3(a). “ACH Entries Cut-Off Date” has the meaning set forth in Section 4.3(a). “Adjusted Payment Amount” means (x) the aggregate balance (including Accrued Interest) of the Deposits assumed by Purchaser pursuant to Section 2.2, minus (y) the Purchase Price, each as set forth on the Final Closing Statement. “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For this purpose, the term “control” (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. “Agreement” means this Purchase and Assumption Agreement, including all schedules, exhibits and addenda, each as amended from time to time in accordance with Section 12.9(b).

-2- “Appraiser” means a qualified real estate appraisal firm mutually agreed upon by Purchaser and Seller, which shall be jointly retained and compensated equally by Purchaser and Seller. “Assets” has the meaning set forth in Section 2.1(b). “Assignment and Assumption Agreement” has the meaning set forth in Section 3.5(b)(iii). “Assumed Liabilities” has the meaning set forth in Section 2.2(b). “Benefit Plan” means each employee benefit plan, program or other arrangement that is sponsored or maintained by Seller or any of its Affiliates or to which Seller or any of its Affiliates contributes or is obligated to contribute, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, compensation, deferred compensation, vacation, stock purchase, stock option, severance, employment, consulting, retention, change of control or fringe benefit plan, agreement, program or policy in which any of the Branch Employees or their dependents participate. “Branch Cash” means all petty cash, vault cash, teller cash, automated teller machine cash, any other cash at, or held by third party banks for the account of, a Branch and cash in transit to a Branch or from one Branch to another Branch. “Branch Employees” means the employees of Seller or its Affiliates employed at the Branches on the Closing Date who provide services directly relating to the operation of the applicable Branch or Branches (including any employees who are Leave Recipients) and set forth on the list provided by Seller in accordance with Section 5.15(a). “Branch Lease Assignments” has the meaning set forth in Section 3.5(b)(iv). “Branch Lease Security Deposit” means any security deposit held by the lessor under a Branch Lease. “Branch Leases” means the leases under which Seller leases land and/or buildings used for the two Branches located on Veterans Memorial Boulevard in Metairie, Louisiana, including ground leases, and the ground lease for the Branch located on St. Charles Avenue in New Orleans, Louisiana. “Branches” means the bank branches of Seller at the locations identified on Exhibit 1.1(a), and “Branch” refers to each such Branch or any one of the Branches. “Business Day” means a day on which banks are generally open for business in New York, New York and New Orleans, Louisiana, and which is not a Saturday or Sunday.

-3- “Closing” and “Closing Date” refer to the closing of the purchase and sale of the Closing Assets and the Closing Assumed Liabilities, which is to be held on such date as provided in Article 3 and which shall be deemed to be effective at 11:59 p.m., Central time, on such date. “Closing Assets” has the meaning set forth in Section 2.1(b). “Closing Assumed Liabilities” has the meaning set forth in Section 2.2(b). “COBRA Continuation Coverage” shall mean the health care benefit continuation coverage mandated by the Consolidated Omnibus Budget Reconciliation Act and similar provisions of state law. “Code” means the Internal Revenue Code of 1986, as amended. “Commitments” has the meaning set forth in Section 2.7(a). “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. “Controlling Party” has the meaning set forth in Section 11.1(f). “Covered Period” has the meaning set forth in Section 4.4. “CRA” has the meaning set forth in Section 6.4(f). “Customer Claims Period” has the meaning set forth in Section 4.14(a). “Deductible” has the meaning set forth in Section 11.1(e). “Deposit(s)” means deposit liabilities with respect to deposit accounts that constitute “deposits” for purposes of the Federal Deposit Insurance Act, 12 U.S.C. § 1813, including Accrued Interest, that are allocated to the Branches in accordance with the trial balance schedule set forth in Exhibit 1.1(b), but excluding any Excluded Deposits. Exhibit 1.1(b) shall be updated by Seller as of 5:00 p.m., Central time, on (x) the date that is five (5) Business Days prior to the Closing Date (and delivered to Purchaser on or before the date that is three (3) Business Days prior to the Closing Date), (y) the date that is three (3) Business Days prior to the Closing Date (and delivered to Purchaser on or before 5:00 p.m., Central time, on the Business Day prior to the Closing Date), and (z) the Closing Date (and delivered to Purchaser on or before 5:00 p.m., Central time, on the first Business Day after the Closing), in each case to reflect deposit liabilities associated with new deposit accounts opened after the date of this Agreement through customer patronage of a Branch and any changes in deposit balances associated with deposit accounts reflected in Exhibit 1.1(b) as of the date of this Agreement. “Draft Allocation Statement” has the meaning set forth in Section 3.9(a).

-4- “Draft Closing Statement” means a draft closing statement, prepared by Seller and in a form mutually agreed to by the parties, which shall be initially prepared as of the close of business on the fifth (5th) Business Day preceding the Closing Date, and delivered to Purchaser on the third (3rd) Business Day preceding the Closing Date and which shall be subsequently updated as of the close of business on the third (3rd) Business Day preceding the Closing Date, and delivered to Purchaser on the Business Day prior to the Closing Date, in each case setting forth Seller’s reasonable estimated calculation of both the Purchase Price and the Estimated Payment Amount. “Encumbrances” means with respect to any Assets, all mortgages, claims, charges, liens, pledges, encumbrances, easements, limitations, restrictions, adverse interests, commitments and security interests affecting such Assets, all ordinances, restrictions, requirements, resolutions, laws or orders of any governmental authority now or hereafter acquiring jurisdiction over the Assets, all amendments or additions to any of the foregoing in force as of the date of this Agreement or in force as of the Closing Date, and, as to any Real Property comprising or included in such Assets, other matters now of public record relating to such Real Property, except in each case for (i) statutory liens securing Taxes and/or other payments not yet due and payable, and (ii) obligations pursuant to applicable escheat and unclaimed property laws relating to the Escheat Deposits. “Environmental Law” means any Federal, state, or local law, statute, rule, regulation, code, order, judgment, decree, injunction or agreement with any Federal, state, or local governmental authority, (a) relating to the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and now in effect. Environmental Laws include the Clean Air Act (42 U.S.C §7401 et seq.); the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C §9601 et seq.); the Resource Conservation and Recovery Act (42 USC §6901 et seq.); the Federal Water Pollution Control Act (33 U.S.C §1251 et seq.); and the Occupational Safety and Health Act (29 U.S.C §651 et seq.). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the U.S. Department of Labor thereunder. “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. “Escheat Deposits” means, as of any date, Deposits and safe deposit box contents, in each case held on such date at the Branches which become subject to escheat, in the calendar year in which the Closing occurs, to any governmental authority pursuant to applicable escheat and unclaimed property laws.

-5- “Estimated Payment Amount” means (x) the aggregate balance (including Accrued Interest) of the Deposits assumed by Purchaser pursuant to Section 2.2, minus (y) the Purchase Price, each as set forth on the Draft Closing Statement as reasonably agreed upon prior to the Closing by Seller and Purchaser. “Excluded Assets” has the meaning set forth in Section 2.1(c). “Excluded Branch” has the meaning set forth in Section 2.7(a). “Excluded Deposits” means (t) IRA/Keogh Account Deposits, (u) Public Fund Deposits, (v) those deposit liabilities that are or would be considered “brokered deposits” for purposes of the rules and regulations of the FDIC, any of which, as of the date hereof, are listed on Exhibit 1.1(c), (w) Escheat Deposits, (x) those deposit liabilities that constitute security for loans that are not to be transferred to Purchaser under the terms of this Agreement, (y) interest-bearing Deposits with a specified date of maturity, including certificates of deposit, and (z) those deposit liabilities that are owned by an employee (other than a Transferred Employee) or former employee of Seller Parent. “Excluded Liabilities” has the meaning set forth in Section 2.2(c). “Excluded Loan” means, as of the Initial Closing Date, the Subsequent Closing Date, if any, or as of the Closing Date, as applicable, any Loan with respect to which (i) any principal or interest on such Loan shall be due and unpaid by the Obligor thereunder for sixty (60) days or more, (ii) an Obligor has filed or has had filed against such Obligor proceedings in bankruptcy, trusteeship or receivership, (iii) the balance of the Loan has been completely charged off, (iv) the balance of the Loan is no longer owed whether or not as a result of a settlement agreement between the Obligors and Seller, (v) in the case of a Mortgage Loan, the Loan has been repurchased by Seller or any of its subsidiaries, and (vi) with respect to a commercial, commercial real estate or “C&I” Loan, a Loan that as of the date of this Agreement, on the Initial Closing Date, the Subsequent Closing Date, or the Closing Date, as applicable, is classified as “special mention,” “substandard,” or “non-performing” by Seller. “Excluded Taxes” means (i) any Taxes of Seller or any of its Affiliates for or applicable to any period, (ii) any Taxes of, or relating to, the Assets, the Assumed Liabilities or the operation of the Branches for, or applicable to, the Pre-Closing Tax Period, and (iii) any Transfer Taxes for which Seller is responsible pursuant to Section 8.3. “Fair Market Value” means, in respect of a parcel of Owned Real Property, the fair market value of such Owned Real Property as determined by the Appraiser promptly following the date of this Agreement, it being agreed that such fair market value shall take into account matters customarily included in appraisals of real property (including the condition of such real property and improvements thereupon). “FDIC” means the Federal Deposit Insurance Corporation. “Federal Funds Rate” on any day means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) which is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business

-6- Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the “Federal Funds Effective Rate” at the date of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System. “FHLB” means the Federal Home Loan Bank of Dallas. “FHLB Advances” means the borrowings of Seller from the FHLB set forth on Section 5.8(b) of the Seller Disclosure Schedule. “Final Allocation Statement” has the meaning set forth in Section 3.9(a). “Final Closing Statement” means a final closing statement, prepared by Seller in accordance with the accounting policies used in preparing the Draft Closing Statement, on or before the thirtieth (30th) calendar day following the Closing Date setting forth both the Purchase Price, the Adjusted Payment Amount and the prorated Items of proration set forth in Section 3.4, all determined and calculated as of the actual Closing Date. “GAAP” has the meaning set forth in Section 1.2. “Hazardous Substance” means any substance, whether liquid, solid or gas (a) listed, identified or designated as hazardous or toxic; (b) which, applying criteria specified in any Environmental Law, is hazardous or toxic; or (c) the use or disposal, or any manner or aspect of management or handling, of which is regulated under Environmental Law. “HELOC Account” means any home equity line of credit account at a Branch in respect of which credits available therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the borrower. “Infrastructure Installation” has the meaning set forth in Section 4.10. “Initial Closing” and “Initial Closing Date” refer to the closing of the purchase and sale of the Initial Closing Assets and the Initial Closing Assumed Liabilities, which is to be held on such date as provided in Article 3 and which shall be deemed to be effective at 11:59 p.m., Central time, on such date. “Initial Closing Assets” has the meaning set forth in Section 2.1(a). “Initial Closing Assumed Liabilities” has the meaning set forth in Section 2.2(a). “Initial Closing Loans” means the Loans reflected on Exhibit 1.1(d)(ii) as of the Initial Closing Date. “Initial Closing Purchase Price” has the meaning set forth in Section 2.4(a). “Installation Plans” has the meaning set forth in Section 4.10(iv).

-7- “IRA” means an “individual retirement account” or similar account created by a trust for the exclusive benefit of any individual or his beneficiaries in accordance with the provisions of Section 408 or 408A of the Code. “IRA/Keogh Account Deposits” means Deposits in IRAs or Keogh Accounts. “IRS” means the Internal Revenue Service. “Item” means (a) drafts, including checks and negotiable orders of withdrawal and items of a like kind which are drawn on or deposited and credited to the Deposit accounts, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans. “Keogh Account” means an account created by a trust for the benefit of employees (some or all of whom are owner-employees) and that complies with the provisions of Section 401(c) of the Code. “Labor Laws” has the meaning set forth in Section 5.15(c). “Leased Real Property” means Real Property leased by Seller and used for Branches. “Leave Recipients” has the meaning set forth in Section 8.7(a)(ii). “Lien Defect” means any Encumbrance (except for matters reflected on the Commitments and for Permitted Encumbrances) that is reflected on an updated Commitment and any monetary lien. “Loan Document Assignment” has the meaning set forth in Section 3.5(a)(i). “Loan Documents” means the Loan files and all documents with respect to a Loan in which Seller has any right, title, and interest, including loan applications, notes, security agreements, deeds of trust, mortgages, collectors notes, appraisals, credit reports, disclosures, titles to collateral (titles to cars, boats, etc.), all verifications (including employment verification, deposit verification, etc.), financial statements of borrowers and guarantors, independently prepared financial statements, internally prepared financial statements, commitment letters, loan agreements including building and loan agreements, guarantees, pledge agreements, intercreditor agreements, participation agreements, security and collateral agreements, sureties and insurance policies (including title insurance policies) and all written modifications, waivers and consents relating to any of the foregoing, and all credit approval packages, due diligence documentation (including OFAC searches, flood-zone related due diligence material if applicable to collateral and UCC filings and search results), loan review risk rating assessments, and a taxonomy of Seller’s loan system codes, in each case in the possession or control of Seller. “Loans” means the loans that are listed on Exhibit 1.1(d)(i) and any new loans originated in respect of customers listed on Exhibit 1.1(d)(i) or added to such Exhibit pursuant to Section 2.5, the loans that are listed on Exhibit 1.1(d)(ii) and the loans that are listed on Exhibit 1.1(d)(iii); provided, however, that “Loans” do not include the interest of any participants in such Loans or Loans that have been the subject of securitizations and loans not transferable pursuant

-8- to contract or applicable law or regulation. Exhibit 1.1(d)(i) shall be updated by Seller as of 5:00 p.m., Central time, on the date that is five (5) Business Days prior to the Closing Date (and delivered to Purchaser on or before the date that is three (3) Business Days prior to the Closing Date) and as of 5:00 p.m., Central time, on the date that is three (3) Business Days prior to the Closing Date (and delivered to Purchaser on or before 5:00 p.m., Central time, on the Business Day prior to the Closing Date), in each case to reflect new loans originated in respect of customers listed on Exhibit 1.1(d)(i), any changes in loan balances of the loans reflected in Exhibit 1.1(d)(i) as of the date of this Agreement, and any loans that have become Excluded Loans. Exhibit 1.1(d)(ii) shall be updated by Seller as of 5:00 p.m., Central time, on the Business Day prior to the Initial Closing Date (and promptly delivered to Purchaser), to reflect any changes in loan balances of the loans reflected in Exhibit 1.1(d)(ii) as of the date of this Agreement, and any loans that have become Excluded Loans. Exhibit 1.1(d)(iii) shall be updated by Seller as of 5:00 p.m., Central time, on the Business Day prior to the Subsequent Closing Date (and promptly delivered to Purchaser), if any, to reflect any changes in loan balances of the loans reflected in Exhibit 1.1(d)(iii) as of the date of this Agreement, and any loans that have become Excluded Loans For the avoidance of doubt, such updating shall be conducted in accordance with Seller’s internal policies and procedures in effect as of the date hereof. Also for the avoidance of doubt, Loans shall not include any Excluded Loans. “Loss” means the amount of losses, liabilities, damages and reasonable expenses actually incurred by the indemnified party or its Affiliates in connection with the matters described in Section 11.1, less the amount of the economic benefit (if any) to the indemnified party or its Affiliates obtained or to be obtained in connection with any such damage, loss, liability or expense (including net Tax benefits actually realized under applicable law, amounts recovered under insurance policies net of deductibles, recovery by setoffs or counterclaims, and other economic benefits). “Material Adverse Effect” means (a) with respect to Seller, a material adverse effect on (i) the business or results of operations or financial condition of the Branches, the Assets and the Assumed Liabilities, taken as a whole (excluding any effect to the extent arising out of or resulting from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks or savings associations or their holding companies generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability or interpretations thereof by courts or governmental agencies or authorities, (C) changes, after the date hereof, in global, national or regional political conditions or in general U.S. national or regional or global economic or market conditions affecting banks or their holding companies generally (including changes in interest or exchange rates or in credit availability and liquidity), (D) announcement of this Agreement and the transactions contemplated hereby, including the impact thereof on customers, suppliers, licensors, employees and others having business relationships with the Branches, (E) the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism not directly involving the Assets or the Assumed Liabilities, or (F) actions by Purchaser or Seller taken pursuant to the express requirements of this Agreement), or (ii) the ability of Seller to timely consummate the P&A Transactions as contemplated by this Agreement, and (b) with respect to Purchaser, a material adverse effect on the ability of Purchaser to perform any of its financial or other obligations under this Agreement, including the ability of Purchaser to timely consummate the P&A Transactions as contemplated by this Agreement.

-9- “Material Defect” means (a) any “Recognized Environmental Condition” reported in a Phase I or Phase II Environmental Assessment, as the term “Recognized Environmental Condition” is defined in ASTM Standard 1527-05, or friable asbestos containing material (“ACM”) that has not been properly controlled through the application of engineering controls or an adequate operation and maintenance plan, and that Purchaser reasonably believes, based on the advice of its environmental consultant/contractor, that the amount of expense or liability which Purchaser would be reasonably likely to incur to correct such “Recognized Environmental Condition” or ACM control problem will exceed $25,000 in the case of each affected Owned Real Property or facility subject to a Branch Lease; or (b) with respect to the buildings on the Real Property or facility subject to a Branch Lease, deficiencies in the plumbing, electrical, HVAC, drive thru air transport system, roof, walls, or foundations adversely impacting the current use of the applicable Owned Real Property or facility subject to a Branch Lease the cost of any of which to repair or correct (other than any costs borne by the applicable lessor) is reasonably likely to equal or exceed $25,000 in the case of each affected Owned Real Property or facility subject to a Branch Lease. “Mortgage Loan” means any loan secured by a one to four family residential property, including home equity lines of credit. “Negative Deposits” means Deposit account overdrafts. “Net Book Value” means the carrying value of each of the Assets as reflected on the books of Seller as of the Closing Date in accordance with GAAP and consistent with the accounting policies and practices of Seller in effect as of the date of this Agreement. “Non-Controlling Party” has the meaning set forth in Section 11.1(f). “Obligor” has the meaning set forth in Section 5.8(a)(i). “Order” has the meaning set forth in Section 9.1(b). “Owned Real Property” means Real Property owned by Seller and used for Branches. “P&A Transactions” means the purchase and sale of Assets and the assumption of Assumed Liabilities described in Sections 2.1, 2.2 and 2.3. “Permitted Encumbrances” means (i) liens for current Taxes that are not yet due or delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been taken on the financial statements for the Seller; (ii) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s liens or other like liens arising in the ordinary course of business with respect to the applicable assets for amounts not yet overdue; (iii) with respect to the Real Property, any Encumbrances or other minor title defects or irregularities that do not, individually or in the aggregate, materially impair the value or the use of such Real Property as a commercial bank branch office as currently used; and (iv) as to any Branch Lease, any Encumbrance affecting solely the interest of the landlord thereunder and not the interest of the tenant thereunder, which does not materially and adversely affect the value of such Real Property or the use of such Real Property as a commercial bank branch office as currently used.

-10- “Person” means any individual, corporation, company, partnership (limited or general), limited liability company, joint venture, association, trust or other business entity. “Personal Property” means the personal property owned by Seller located in the Branches, and used or held for use in the business or operation of the Branches, consisting of the trade fixtures, shelving, furniture, leasehold improvements, equipment, security systems equipment, safe deposit boxes (exclusive of contents), vaults and sign structures, ATMs and related property located at or appurtenant to a Branch. Exhibit 1.1(f) contains an overview of the Personal Property as of December 30, 2016, and Exhibit 1.1(f) shall be updated by Seller to include a complete and accurate list of the Personal Property as of 5:00 p.m., Central time, on (a) the date that is five (5) Business Days prior to the Closing Date (and delivered to Purchaser on or before the date that is three (3) Business Days prior to the Closing Date), (b) the date that is three (3) Business Days prior to the Closing Date (and delivered to Purchaser on or before 5:00 p.m., Central time, on the Business Day prior to the Closing Date), and (c) the Closing Date (and delivered to Purchaser on or before 5:00 p.m., Central time, on the first Business Day after the Closing). “Pre-Closing Tax Period” means a taxable period or portion thereof that ends on or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, and the portion of the Straddle Period that ends on and includes the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, shall constitute the Pre-Closing Tax Period. “Premium” means an amount equal to $44 million; provided, however, that the Premium shall be reduced by (i) an amount equal to 3.0% of the dollar amount by which the average daily closing balances of the Deposits for the ten Business Day period ending on and including the Closing Date is less than $500 million and (ii) an amount equal to (A) zero if the book value of the Loans as of the Closing Date (which shall be deemed to include the book value of the Initial Closing Loans as of the Initial Closing Date and, if any, the book value of the Subsequent Closing Loans as of the Subsequent Closing Date) is equal to or greater than $1.2 billion and (B) $27.5 million if the book value of the Loans as of the Closing Date (which shall be deemed to include the book value of the Initial Closing Loans as of the Initial Closing Date and, if any, the book value of the Subsequent Closing Loans as of the Subsequent Closing Date) is $900 million or less and (C) if such book value is between $1.2 billion and $900 million, an amount interpolated on a straight line basis between $0 and $27.5 million. “Property Taxes” means real, personal, and intangible ad valorem property Taxes (including special assessments to the extent accrued and payable in any particular calendar year in question). “Public Fund Deposits” means any deposit liabilities of public funds of a state, municipality or other governmental authority or instrumentality. “Public Notice” has the meaning set forth in Section 12.4. “Purchase Price” has the meaning set forth in Section 2.4(b). “Purchaser” has the meaning set forth in the Preamble.

-11- “Purchaser 401(k) Plan” has the meaning set forth in Section 8.7(h). “Purchaser Benefit Plans” has the meaning set forth in Section 8.7(d). “Purchaser Taxes” has the meaning set forth in Section 11.1(f). “Real Property” means the parcels of real property on which the Branches listed on Exhibit 1.1(a) are located, including any improvements and fixtures thereon and any all rights of way, servitudes, easements, privileges and other similar interests appurtenant thereto, which Exhibit indicates whether or not such real property is Owned Real Property or Leased Real Property. “Records” means (a) as to the Loans, the Loan Documents and (b) as to other Assets and Assumed Liabilities, all records and original documents, or where reasonable and appropriate copies thereof, that relate directly thereto and are retained in the Branches, or are in Seller’s possession or control and pertain to and are necessary for the conduct of the business of the Branches following the Closing (including signature cards that are in Seller’s possession or control and transaction tickets through the Closing Date and all records for closed accounts located in Branches and excluding any other transaction tickets and records for closed accounts); provided, however, that Records shall not include (i) general books of account and books of original entry that comprise Seller’s permanent tax records, (ii) the books and records that Seller is required to retain pursuant to any applicable law or order and the books and records to the extent related to the assets of Seller other than the Assets or the Excluded Liabilities, (iii) the personnel files and records relating to Branch Employees or (iv) any other books and records of Seller or any of its Affiliates that cannot, without unreasonable effort or expense, be separated from books and records maintained by Seller or any of its Affiliates in connection with the businesses of Seller and its Affiliates that are not being sold hereunder; provided that, with respect to any books and records covered by this subclause (iv), Purchaser shall be permitted to request copies of portions of such books and records to the extent information set forth therein relates to the Assets or the Assumed Liabilities and is reasonably necessary in connection with Purchaser’s operation or administration of its business relating thereto; and provided, further, that Seller and its Affiliates shall have the right to retain a copy of all such records and documents regarding the Assets and Assumed Liabilities to the extent necessary to comply with applicable law or regulation or tax or accounting requirements, and such records and other documents shall continue to be subject to the confidentiality provisions of this Agreement. “Regulatory Approvals” means the approval of the FDIC, the Mississippi Department of Banking and Consumer Finance and any other Regulatory Authority required to consummate the P&A Transactions. “Regulatory Authority” means any federal or state banking, other regulatory, self- regulatory or enforcement authority or any court, administrative agency or commission or other governmental authority or instrumentality. “Removal Process” has the meaning set forth in Section 4.13(a). “Returned Items” has the meaning set forth in Section 4.9(c).

-12- “Safe Deposit Agreements” means the agreements that are in Seller’s possession or control relating to safe deposit boxes located in the Branches. “Seller” has the meaning set forth in the Preamble. “Seller 401(k) Plan” has the meaning set forth in Section 8.7(h). “Seller Disclosure Schedule” means the disclosure schedule of Seller delivered to Purchaser in connection with the execution and delivery of this Agreement. “Seller Parent” means First NBC Bank Holding Company. “Seller Taxes” has the meaning set forth in Section 11.1(f). “Seller’s knowledge” or other similar phrases means information that is actually known, after reasonable inquiry, to the Persons set forth on Exhibit 1.1(g). “Straddle Period” means any taxable period beginning on or prior to and ending after the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable. “Subsequent Closing” and “Subsequent Closing Date” refer to the closing, if any, of the purchase and sale of the Subsequent Closing Assets and the Subsequent Closing Assumed Liabilities, which is to be held on such date as provided in Article 3 and which shall be deemed to be effective at 11:59 p.m., Central time, on such date. “Subsequent Closing Assets” has the meaning set forth in Section 2.3(a). “Subsequent Closing Assumed Liabilities” has the meaning set forth in Section 2.3(b). “Subsequent Closing Loans” means the Loans set forth on Exhibit 1.1(d)(i) as of the date of this Agreement and reflected on Exhibit 1.1(d)(iii) as of the Subsequent Closing Date by mutual agreement of the parties (the aggregate Net Book Value of which shall not exceed $130 million). “Subsequent Closing Purchase Price” has the meaning set forth in Section 2.4(c). “Survival Period” has the meaning set forth in Section 12.1(a). “Tax Claim” has the meaning set forth in Section 11.1(f). “Tax Returns” means any report, return, declaration, statement, claim for refund, information return or statement relating to Taxes or other information or document required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof. “Taxes” means all taxes, including income, gross receipts, excise, real and personal and intangible property, sales, use, transfer (including transfer gains taxes), withholding, license, payroll, recording, ad valorem and franchise taxes, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not and

-13- including any obligation to indemnify or otherwise assume or succeed to the tax liability of another person, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof and such term shall include any interest, penalties or additions to tax attributable to such assessments. “Tenant Leases” means leases, subleases, licenses or other use agreements between Seller, as lessor or sublessor, and tenants with respect to Real Property, if any. “Title Insurance” has the meaning set forth in Section 2.7(e). “Title Insurer” has the meaning set forth in Section 3.5(b)(viii). “Title Policy” has the meaning set forth in Section 2.7(e). “Transaction Account” means any account at a Branch in respect of which deposits therein are withdrawable in practice upon demand or upon which third party drafts may be drawn by the depositor, including checking accounts, negotiable order of withdrawal accounts and money market deposit accounts. “Transfer Date” means (i) with respect to Branch Employees who are not Leave Recipients as of the Closing Date and who accept Purchaser’s offer of employment, the day after the Closing Date, and (ii) with respect to Branch Employees who are Leave Recipients as of the Closing Date and who accept Purchaser’s offer of employment, the date of active commencement of a Branch Employee’s employment with Purchaser or one of its Affiliates, as applicable, within the time period set forth in Section 8.7(a)(ii). “Transfer Taxes” has the meaning set forth in Section 8.3. “Transferred Employee” has the meaning set forth in Section 8.7(a)(i). “Unauthorized ACH Entry” has the meaning set forth in Section 4.3(b). “Warranty Amount” has the meaning set forth in Section 4.14(d). “Warranty Claim” means any liability for any warranty (including any warranty regarding altered items or forged or missing endorsements) of Seller to another financial institution under applicable law, including the Uniform Commercial Code, Regulation CC of the Federal Reserve Board, Regulation J of the Federal Reserve Board, any Operating Circular of the Federal Reserve Board, the rules or policies of any clearinghouse, and any other warranty provisions promulgated under state, federal or other applicable law, relating to any draft, image deposit, check, negotiable order of withdrawal or similar item drawn on or deposited and credited to a Deposit account. “Welfare Benefits” shall mean the types of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA). 1.2 Accounting Terms. All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with consistently applied generally

-14- accepted accounting principles as in effect from time to time in the United States of America (“GAAP”). ARTICLE 2 THE P&A TRANSACTIONS 2.1 Purchase and Sale of Assets. (a) Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest, as of the Initial Closing Date, in and to the following (collectively, the “Initial Closing Assets”): (i) the Initial Closing Loans, plus Accrued Interest through the Initial Closing Date with respect to such Initial Closing Loans, as well as the collateral for the Initial Closing Loans and any related escrows, the Loan Documents with respect to such Initial Closing Loans and the servicing rights related thereto pursuant to Section 2.6; (ii) any refunds, credits or other receivables, in each case, of, against or relating to Taxes of, or relating to, the Initial Closing Assets, or the Initial Closing Assumed Liabilities (other than Excluded Taxes); (iii) all causes of actions and claims held by Seller to the extent related to any of the Initial Closing Assets; and (iv) the Records in respect of the Initial Closing Assets. (b) Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller’s right, title and interest, as of the Closing Date, in and to the following (collectively, the “Closing Assets” and, together with the Initial Closing Assets and the Subsequent Closing Assets, if any, the “Assets”): (i) All Branch Cash; (ii) the Owned Real Property; (iii) the Personal Property; (iv) the Branch Leases; (v) the Branch Lease Security Deposits; (vi) the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any), plus Accrued Interest through the Closing Date with respect to such Loans, as well as the collateral for such Loans and any related escrows, the Loan Documents and the servicing rights related thereto pursuant to Section 2.6;

-15- (vii) the Negative Deposits; (viii) the Safe Deposit Agreements and the keys to the safe deposit boxes; (ix) any refunds, credits or other receivables, in each case, of, against or relating to Taxes of, or relating to, the Closing Assets, the Closing Assumed Liabilities or the operation of the Branches (other than Excluded Taxes); (x) the Records (other than in respect of the Initial Closing Assets and the Subsequent Closing Assets, if any); (xi) all local telephone, fax numbers and post office boxes associated specifically with the Branches; and (xii) all causes of actions and claims held by Seller to the extent related to any of the Closing Assets. (c) Purchaser understands and agrees that it is purchasing only the Assets specified in this Agreement, and Purchaser has no interest in or right to any other assets, properties or interests of Seller or any of its Affiliates, including any business relationship that Seller or its Affiliates may have with any customer of Seller or its Affiliates (other than those relationships solely in respect of such customers’ status as a holder of Deposits) (all assets, properties or interests, other than the Assets, the “Excluded Assets”). For the avoidance of doubt, except as contemplated by Section 7.10, no right to the use of any sign, trade name, trademark or service mark, if any, of Seller or any of its Affiliates, is being sold, and any such right shall be an Excluded Asset. 2.2 Assumption of Liabilities. (a) Subject to the terms and conditions set forth in this Agreement, at the Initial Closing, Purchaser shall assume, pay, perform and discharge all duties, responsibilities, obligations or liabilities of Seller to be discharged, performed, satisfied or paid after the Initial Closing Date with respect to the following (collectively, the “Initial Closing Assumed Liabilities”): (i) Initial Closing Loans and the servicing of the Initial Closing Loans pursuant to Section 2.6: and (ii) liabilities for Taxes of, or relating to, the Initial Closing Assets or the Initial Closing Assumed Liabilities (other than Excluded Taxes). (b) Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall assume, pay, perform and discharge all duties, responsibilities, obligations or liabilities of Seller to be discharged, performed, satisfied or paid after the Closing Date (or the Transfer Date with respect to a Transferred Employee), with respect to the following (collectively, the “Closing Assumed Liabilities” and, together with the Initial Closing Assumed Liabilities and the Subsequent Closing Assumed Liabilities, if any, the “Assumed Liabilities”): (i) the Deposits;

-16- (ii) the Personal Property, Branch Leases, and the Owned Real Property; (iii) the Safe Deposit Agreements; (iv) the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any) and the servicing of such Loans pursuant to Section 2.6; (v) liabilities to any Transferred Employee in respect of his or her employment with Purchaser on or after the Transfer Date, including as set forth in Section 8.7; (vi) the FHLB Advances (provided, that the aggregate amount thereof assumed by Purchaser shall in no event exceed the amount set forth on Section 5.8(b) of the Seller Disclosure Schedule) plus all Accrued Interest thereon through the Closing Date; and (vii) liabilities for Taxes of, or relating to, the Closing Assets, the Closing Assumed Liabilities or the business or operation of the Branches (other than Excluded Taxes). (c) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities, of any kind or nature, known, unknown, contingent or otherwise, of Seller or any of its Affiliates, including for avoidance of doubt any employment-related or other claims or litigation liabilities, other than the Assumed Liabilities (all duties, responsibilities, obligations and liabilities of Seller or any of its Affiliates, other than the Assumed Liabilities or other obligations expressly assumed hereunder, the “Excluded Liabilities”). 2.3 Subsequent Closing. (a) Subject to the terms and conditions set forth in this Agreement, during the thirty (30) Business Day period following the date of this Agreement, Seller shall have the right, but not the obligation, upon written notice to Purchaser, to grant, sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall have the obligation to purchase and accept from Seller, all of Seller’s right, title and interest, as of the Subsequent Closing Date, in and to the following (collectively, the “Subsequent Closing Assets”): (i) the Subsequent Closing Loans, plus Accrued Interest through the Subsequent Closing Date with respect to such Subsequent Closing Loans, as well as the collateral for the Subsequent Closing Loans and any related escrows, the Loan Documents with respect to such Subsequent Closing Loans and the servicing rights related thereto pursuant to Section 2.6; (ii) any refunds, credits or other receivables, in each case, of, against or relating to Taxes of, or relating to, the Subsequent Closing Assets, or the Subsequent Closing Assumed Liabilities (other than Excluded Taxes);

-17- (iii) all causes of actions and claims held by Seller to the extent related to any of the Subsequent Closing Assets; and (iv) the Records in respect of the Subsequent Closing Assets. (b) Subject to the terms and conditions set forth in this Agreement, in the event Seller elects to effect the Subsequent Closing contemplated by Section 2.3(a), at the Subsequent Closing, if any, Purchaser shall assume, pay, perform and discharge all duties, responsibilities, obligations or liabilities of Seller to be discharged, performed, satisfied or paid after the Subsequent Closing Date with respect to the following (collectively, the “Subsequent Closing Assumed Liabilities”): (i) Subsequent Closing Loans and the servicing of the Subsequent Closing Loans pursuant to Section 2.6: and (ii) liabilities for Taxes of, or relating to, the Subsequent Closing Assets or the Subsequent Closing Assumed Liabilities (other than Excluded Taxes). 2.4 Purchase Price. (a) The purchase price (“Initial Closing Purchase Price”) for the Initial Closing Assets shall be the aggregate Net Book Value of such Initial Closing Assets and Accrued Interest through the Initial Closing Date with respect to the Initial Closing Loans. (b) The purchase price (“Purchase Price”) for the Closing Assets shall be the sum of the following U.S. dollar amounts: (i) An amount in cash equal to the Premium; (ii) The aggregate Net Book Value of all the Closing Assets (other than the Owned Real Property, Negative Deposits and Branch Cash) minus the aggregate amount of FHLB Advances (plus all Accrued Interest thereon through the Closing Date) assumed by Purchaser pursuant to Section 2.2(b)(vi); (iii) In respect of each parcel of Owned Real Property, the greater of (x) Net Book Value and (y) Fair Market Value; (iv) Accrued Interest through the Closing Date with respect to the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any); (v) The aggregate amount of Branch Cash; and (vi) An amount equal to 85% of the Net Book Value of the Negative Deposits. (c) In the event Seller elects to effect the Subsequent Closing contemplated by Section 2.3(a), the purchase price (“Subsequent Closing Purchase Price”) for the Subsequent Closing Assets shall be the aggregate Net Book Value of such Subsequent Closing Assets and Accrued Interest through the Subsequent Closing Date with respect to the Subsequent Closing Loans.

-18- 2.5 Cash Payment Amount; Additional Loans. The parties acknowledge and agree that, based on current information available to the parties at the time of execution of this Agreement, the aggregate Net Book Value of the Loans, Deposits and FHLB Advnaces to be transferred to Purchaser at the Initial Closing, any Subsequent Closing and the Closing in accordance with the terms of this Agreement would be approximately $178 million, and that it is the parties' intention that at the Closing the aggregate Netbook Value of the Loans, Deposits and FHLB Advances to be transferred to Purchaser at the Initial Closing, any Subsequent Closing and the Closing in accordance with the terms of this Agreement shall be not less than $178 million. Accordingly, to the extent that, as a result of decreases in the amount of the Loans for any reason (including one or more Loans becoming Excluded Loans) not involving a breach of this Agreement by Seller or inaccuracies in the Schedules and Exhibits hereto, the aggregate Netbook Value of the Loans, Deposits and FHLB Advances that otherwise would be transferred to Purchaser pursuant to the terms of this Agreement (based on the aggregate Netbook Value of Loans transferred at the Initial Closing and any Subsequent Closing and the Netbook Value of the Loans, Deposits and FHLB Advances to be transferred to Purchaser at the Closing) would be less than $178 million, the parties shall cooperate in good faith to (i) select mutually agreed upon funded loans originated by Seller to be added to Exhibit 1.1(d)(i) and purchased by Purchaser hereunder, (ii) reduce Assumed Liabilities to be assumed by Purchaser hereunder or (iii) take actions contemplated by both clauses (i) and (ii) to the extent necessary such that the aggregate Netbook Value of the Loans, Deposits and FHLB Advances to be transferred to Purchaser at the Initial Closing, any Subsequent Closing and the Closing in accordance with the terms of this Agreement shall be not less than $178 million, provided that in no event shall Purchaser be required to acquire Loans having an aggregate principal amount in excess of $1.311 billion, acquire Loans that it does not believe in good faith are consistent with the credit characteristics and return profile of the Loans identified on the date hereof (and in no event shall any such Loans include any energy loans, including those loans within its direct and indirect oil and gas portfolio), agree to any reduction in deposits below $500 million or agree to any changes provided for in this Section 2.5 that would require the consent or approval of any third party, including any shareholders or other constituents of Seller Parent. All such additional loan assets so added to the Loans to be transferred pursuant hereto shall constitute "Loans" for all purposes of this Agreement, and any Assumed Liabilities so removed shall constituted “Excluded Liabilities” for all purposes of this Agreement. 2.6 Sale and Transfer of Servicing. Seller is the sole servicer of the Loans and does not contract with any subservicer. The Loans shall be sold on a servicing-released basis and any related escrow deposits shall be transferred to Purchaser. As of the Initial Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Initial Closing Loans after the Initial Closing Date will be assumed by Purchaser. As of the Subsequent Closing Date, if any, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Subsequent Closing Loans after the Subsequent Closing Date will be assumed by Purchaser. As of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any) after the Closing Date will be assumed by Purchaser. Seller shall be discharged and indemnified by Purchaser from all liability with respect to servicing of the Loans after the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, and Purchaser shall not assume and shall be discharged and indemnified by Seller from all

-19- liability with respect to servicing of the Loans on or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable. 2.7 Real Estate Matters. (a) Not later than twenty (20) Business Days prior to the Closing Date, Purchaser shall use reasonable efforts to deliver to Seller, with respect to each parcel of Owned Real Property and each parcel of Leased Real Property for which there is a memorandum of lease of record, a title commitment (including all documents, instruments or agreements evidencing or creating the exceptions to, or Encumbrances on, title referenced in such commitment) (the “Commitments”) issued by the Title Insurer. Purchaser shall not have the right to object to any matters on such commitments if the Commitments reflect that Seller has good and indefeasible title or leasehold interest in and to the Real Property, subject only to Permitted Encumbrances. If any Commitment pursuant to Section 2.7(b) below identifies any Lien Defect or any other matter that is not a Permitted Encumbrance, Purchaser shall have the right to notify Seller of Purchaser’s objection to such Lien Defect or other matter and Seller shall make a good faith effort to cure such Lien Defect or other matter to Purchaser’s reasonable satisfaction (or otherwise cause the Title Insurer to insure over or delete such Lien Defect or other matter in the Title Policy) on, or prior to, the Closing Date. If Seller (A) does not cure any Lien Defect or other matter to Purchaser’s reasonable satisfaction (or otherwise cause the Title Insurer to insure over or delete such Lien Defect or other matter in the Title Policy) prior to the Closing, and Purchaser does not elect to waive any Lien Defect or other matter, or (B) is unable to deliver insurable fee simple (in the case of each of the Owned Real Properties) or leasehold (in the case of each Leased Real Property for which there is a memorandum of lease of record) title subject only to Permitted Encumbrances, then in either such events, Purchaser may exclude such Owned Real Property or Leased Real Property (each Branch associated with such Real Property, an “Excluded Branch”) by giving Seller written notice. The costs of obtaining the Commitments shall be borne equally by Seller and Purchaser. (b) (i) Within thirty (30) calendar days after the date of this Agreement, Purchaser may, at its sole cost and expense, undertake such physical inspections and examinations of the Owned Real Property and the facilities subject to the Branch Leases, including such inspections of the buildings thereon, as Purchaser reasonably deems necessary or appropriate, which shall be conducted upon advance notice to and coordination with Seller and in all instances in a manner and at times so as to not disrupt Seller’s business operations of the Branches. The cost of any such inspections and examinations shall solely be the responsibility of Purchaser. Notwithstanding the foregoing, Purchaser shall not conduct any invasive testing or Phase II Environmental Site Assessment on any Owned Real Property or facilities subject to the Branch Leases, without the prior written consent of Seller (which consent will not unreasonably be withheld, conditioned or delayed) and coordinating the scope of such work with Seller or Seller’s consultants, as applicable. If reasonably necessary for proper conduct and completion of on-site sampling for a Phase II Environmental Site Assessment, this time period shall be subject to reasonable extensions, not to exceed fifteen (15) calendar days following the expiration of the initial thirty (30) calendar day period. (ii) If Purchaser shall discover a Material Defect as a result of Purchaser’s inspections and examinations undertaken in accordance with Section 2.7(b), Purchaser shall give Seller written notice as soon as possible (but in no event later than the expiration of the thirty (30) calendar day period, or the additional fifteen (15)

-20- calendar day period if subject to an extension for testing as provided in Section 2.7(b))describing, in reasonable detail, the facts or conditions constituting such Material Defect and the measures which Purchaser reasonably believes are necessary to correct such Material Defect (to be read for purposes of this clause (ii) without reference to the $25,000 threshold). With regard to the facilities subject to the Branch Leases, Purchaser and Seller understand that conducting the inspections and effecting the cure of a Material Defect, if any, may require the action or the consent of the lessor and the parties shall use their respective reasonable best efforts to cause such action to be taken or to obtain such consent. (iii) If Seller does not elect to cure any such Material Defect or is unable to cure such Material Defect to Purchaser’s reasonable satisfaction at least ten (10) calendar days prior to the Closing, and Purchaser does not elect to waive such Material Defect, Seller shall be responsible for the reasonable costs and expenses Purchaser may incur to repair and remediate the Material Defect in excess of the $25,000 threshold but not to exceed $100,000 in respect of any Branch, provided that if there is a reasonable likelihood that the Material Defect could exceed such $100,000 limit, Purchaser may elect to treat the affected Branch as an Excluded Branch. (c) In the event that any portion of a Branch becomes an Excluded Branch in accordance with Section 2.7(a), Section 2.7(b) or Section 7.4(a), unless Purchaser otherwise agrees, any real property associated with the Excluded Branch shall no longer be deemed to be “Owned Real Property” or “Leased Real Property”, and, at the sole option of Purchaser, who shall notify Seller of such decision in the notice provided by Section 2.7(a), either: (i) all other assets and liabilities associated with the Excluded Branch shall no longer be deemed to be Assets and Assumed Liabilities, except that (i) all deposits accounts associated with the Excluded Branch shall remain Deposits and be included in the Assumed Liabilities and (ii) all Loans associated with the Excluded Branch shall remain Loans and be included in the Assets, and the consideration to be paid by Purchaser shall not include any value associated with any real property, lease, or other asset associated with the Excluded Branch that would otherwise be included in the calculation of the Purchase Price, or (ii) unless Purchaser otherwise determines, Seller will lease the real property and facilities associated with the Excluded Branch to Purchaser at a fair market value rent for that location until such time as a new location has been acquired or leased by Purchaser and operations associated with the Excluded Branch have been transferred to such new location. In that event, (A) the assets specified in Section 2.1(b)(i) and (vi) - (xii) associated with the Excluded Branch (but, in the case of Section 2.1(b)(ix), only to the extent relating to Assets purchased or Assumed Liabilities assumed) shall continue to be deemed Assets, (B) the liabilities specified in Section 2.1(b)(i), (iii), (iv), and (but only to the extent related to the Assets associated with the Excluded Branch) Section 2.2(b)(vii), associated with the Excluded Branch shall continue to be deemed Assumed Liabilities, (C) the assets specified in Section 2.2(b)(ii)-(iv) that are associated with the Excluded Branch shall no longer be deemed to be Assets, and the liabilities specified in Section 2.2(b)(ii) and (vii) that are associated with the Excluded Branch shall no longer

-21- be deemed to be Assumed Liabilities, and (D) the consideration to be paid by Purchaser shall not include any value associated with any real property, personal property or other asset associated with the Excluded Branch that would otherwise be included in the calculation of the Purchase Price. (d) Seller shall cause the Title Insurer to update the Commitments as of three (3) Business Day prior to the Closing Date (which updates, due to any delays in the local jurisdictions recordings, may reflect all matters that have been made of public record as of a prior date). (e) Seller and Purchaser shall cause the Title Insurer, as soon as practicable after the Closing, to issue a standard form of American Land Title Association (ALTA) form of policy or Leasehold Owner’s Policy of Title Insurance, as applicable (each, a “Title Policy” and collectively, the “Title Insurance”), to Purchaser covering the Owned Real Property and each Leased Real Property identified on Exhibit 1.1(a) as having a memorandum of lease of record in the amount equal to the Net Book Value of the relevant Real Property as included in the calculation of the Purchase Price. Such policies shall guarantee Purchaser’s title to the relevant Real Property to be good and indefeasible, subject only to the Permitted Encumbrances. The costs of obtaining the Title Insurance shall be borne equally by Seller and Purchaser. ARTICLE 3 CLOSING PROCEDURES; ADJUSTMENTS 3.1 Closings. (a) The Initial Closing, the Subsequent Closing, if any, and the Closing will be held at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 or such other place as may be agreed to by the parties. (b) Subject to the satisfaction or, where legally permitted, the waiver of the conditions to the Initial Closing set forth in Article 9, the Initial Closing Date shall be no later than January 4, 2017, unless the parties mutually agree otherwise. (c) In the event Seller elects to effect the Subsequent Closing contemplated by Section 2.3(a), subject to the satisfaction or, where legally permitted, the waiver of the conditions to the Subsequent Closing set forth in Article 9, the Subsequent Closing Date shall be on a mutually agreed date not later than five (5) Business Days following receipt of the written election provided by Seller to Purchaser pursuant to Section 2.3(a). (d) The Closing Date shall be on the first Friday that is at least three (3) Business Days following the satisfaction or, where legally permitted, the waiver of the conditions to the Closing set forth in Article 9 (other than conditions which relate to actions to be taken, or documents to be delivered, at the Closing, but subject to the satisfaction or waiver thereof at the Closing). 3.2 Payment at Closings. (a) At the Initial Closing, in consideration for the purchase of the Initial Closing Assets, Purchaser will assume the Initial Closing Assumed Liabilities and will pay to Purchaser an amount in U.S. dollars equal to the Initial Closing Purchase Price.

-22- In the event Seller elects to effect the Subsequent Closing contemplated by Section 2.3(a), at the Subsequent Closing, in consideration for the purchase of the Subsequent Closing Assets, Purchaser will assume the Subsequent Closing Assumed Liabilities and will pay to Purchaser an amount in U.S. dollars equal to the Subsequent Closing Purchase Price. (b) At Closing, in consideration for the purchase of the Closing Assets, Purchaser will assume the Closing Assumed Liabilities and the following payment will be made: (i) if the Estimated Payment Amount is a positive amount, Seller shall pay to Purchaser an amount in U.S. dollars equal to such positive amount, or (ii) if the Estimated Payment Amount is a negative amount, Purchaser shall pay to Seller an amount in U.S. dollars equal to the absolute value of such negative amount. (c) All payments to be made hereunder by one party to the other shall be made by wire transfer of immediately available funds (in all cases to an account specified in writing by Seller or Purchaser, as the case may be, to the other not later than the third (3rd) Business Day prior to the Initial Closing Date, the Subsequent Closing Date or Closing Date, as applicable, or, with respect to payments to be made after the Closing Date, any different account specified in writing by Seller or Purchaser not later than the third (3rd) Business Day before the date of payment) on or before 12:00 noon, Central time, on the date of payment. (d) If any instrument of transfer contemplated herein shall be recorded in any public record before the Initial Closing, the Subsequent Closing or the Closing, as applicable, and thereafter the Initial Closing, the Subsequent Closing or the Closing, as applicable, does not occur, then at the request of such transferring party the other party will deliver (or execute and deliver) such instruments and take such other action as such transferring party shall reasonably request to revoke such purported transfer. 3.3 Adjustment of Purchase Price. (a) On or before 12:00 noon, Central time, on the thirtieth (30th) calendar day following the Closing Date, Seller shall deliver to Purchaser the Final Closing Statement and shall make available the work papers, schedules and other supporting data used by Seller to calculate and prepare the Final Closing Statement to enable Purchaser to verify the amounts set forth in the Final Closing Statement. (b) The determination of the Adjusted Payment Amount shall be final and binding on the parties hereto on the thirtieth (30th) calendar day after receipt by Purchaser of the Final Closing Statement, unless Purchaser shall notify Seller in writing of its disagreement with any amount included therein or omitted therefrom, in which case, if the parties are unable to resolve the disputed items within ten (10) Business Days of the receipt by Seller of notice of such disagreement, such items in dispute (and only such items) shall be determined by a nationally recognized independent accounting firm selected by mutual agreement between Seller and Purchaser, and such determination shall be final and binding. Such accounting firm shall be instructed to resolve the disputed items within ten (10) Business Days of engagement, to the extent reasonably practicable. The fees of any such accounting firm shall be divided equally between Seller and Purchaser. (c) On or before 12:00 noon, Central time, on the fifth (5th) Business Day after the Adjusted Payment Amount shall have become final and binding or, in the case of a

-23- dispute, the date of the resolution of the dispute pursuant to Section 3.3(b), if the Adjusted Payment Amount exceeds the Estimated Payment Amount, Seller shall pay to Purchaser an amount in U.S. dollars equal to the amount of such excess, plus interest on such excess amount from the Closing Date to but excluding the payment date, at the Federal Funds Rate or, if the Estimated Payment Amount exceeds the Adjusted Payment Amount, Purchaser shall pay to Seller an amount in U.S. dollars equal to the amount of such excess, plus interest on such excess amount from the Closing Date to but excluding the payment date, at the Federal Funds Rate. Any payments required by Section 3.4 shall be made contemporaneously with the foregoing payment. In addition, if and to the extent that the parties shall have in good faith determined that the amount of the Initial Closing Purchase Price paid at the Initial Closing was greater or less than the actual aggregate Net Book Value of the Initial Closing Assets and Accrued Interest through the Initial Closing Date with respect to the Initial Closing Loans, and/or that the amount of the Subsequent Closing Purchase Price paid at the Subsequent Closing, if any, was greater or less than the actual aggregate Net Book Value of the Subsequent Closing Assets and Accrued Interest through the Subsequent Closing Date with respect to the Subsequent Closing Loans, Seller (in the event of a net payment excess) or Purchaser (in the extent of a net payment shortfall) shall contemporaneously pay to the other party an amount in U.S. dollars equal to the amount of such excess or shortfall, as applicable, plus interest thereon from the Initial Closing Date and/or the Subsequent Closing Date, as applicable, to but excluding the payment date, at the Federal Funds Rate. 3.4 Proration; Other Closing Date Adjustments. (a) Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Seller will operate the Branches for its own account until 11:59 p.m., Central time, on the Closing Date, and that Purchaser shall operate the Branches, hold the Assets and assume the Assumed Liabilities for its own account after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, certain items of income and expense that relate to the Assets, the Deposits and the Branches shall be prorated as provided in Section 3.4(b) as of 11:59 p.m., Central time, on the Closing Date. Those items being prorated Items of proration will be handled at the Closing as an adjustment to the Purchase Price, or if not able to be calculated, in the Final Closing Statement, unless otherwise agreed by the parties hereto. (b) For purposes of this Agreement, items of proration and other adjustments shall include: (i) base rental and additional rental payments under the Branch Leases; (ii) wages, salaries and employee compensation, benefits and expenses of Transferred Employees; (iii) to the extent relating to the Assets or the Assumed Liabilities, prepaid expenses and items and accrued but unpaid liabilities, as of the close of business on the Closing Date; (iv) safe deposit rental payments previously received by Seller; (v) Property Taxes either assessed, due or payable as of the Closing Date (and calculated based upon the most current information available for the counties in which each of the Real Properties are located); (vi) fees for customary annual or periodic licenses or permits; and (vii) water, sewer, fuel and utility charges. 3.5 Seller Deliveries. (a) At the Initial Closing or the Subsequent Closing, as applicable, Seller shall deliver to Purchaser: (i) an executed global assignment of the Loan Documents in respect of the Initial Closing Loans or the Subsequent Closing Loans, as applicable, in

-24- substantially the form of Exhibit 3.5(a)(i) (the “Loan Document Assignment”), assigning all of the rights, benefits and title to each of the Initial Closing Loans or the Subsequent Closing Loans, as applicable, and (ii) a power of attorney duly executed by Seller and granting Purchaser the ability to take the following actions on Seller’s behalf: (A) obtaining original executed copies of each promissory note evidencing an Initial Closing Loan or Subsequent Closing Loan, as applicable, along with an allonge executed by the current holder of such promissory note endorsing it over to Purchaser or Purchaser’s designee, and (B) executing an assignment of mortgage, deed of trust or other real property security instrument, as applicable, in recordable form (for the avoidance of doubt, meaning in compliance with the recording requirements of the applicable parish land records), for any existing mortgage, deed of trust or other real property security instrument, as applicable, securing each such Initial Closing Loan or Subsequent Closing; (ii) The certificate required to be delivered by Seller pursuant to Section 9.1(e); and (iii) The Records with respect to the Initial Closing Assets or Subsequent Closing Assets, as applicable. (b) At the Closing, Seller shall deliver to Purchaser: (i) Deeds and other instruments of conveyance as may be necessary to sell, transfer and convey all of Seller’s right, title and interest in and to the Owned Real Property to Purchaser, free and clear of all Encumbrances (other than Permitted Encumbrances), in forms to be reasonably agreed upon by Seller and Purchaser; (ii) A bill of sale in substantially the form of Exhibit 3.5(b)(ii), pursuant to which the Personal Property shall be transferred to Purchaser; (iii) An assignment and assumption agreement in substantially the form of Exhibit 3.5(b)(iii) with respect to the Assumed Liabilities, except for Loans as contemplated by Section 3.5(b)(v) (the “Assignment and Assumption Agreement”) and all third party consents obtained pursuant to Section 7.4; (iv) Lease assignment and assumption agreements, in recordable form with respect to each Branch Lease that has a memorandum of lease of public record, in substantially the form of Exhibit 3.5(b)(iv), with respect to each of the Branch Leases (the “Branch Lease Assignments”); (v) an executed Loan Document Assignment assigning all of the rights, benefits and title to each of the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any), and (ii) a power of attorney duly executed by Seller and granting Purchaser the ability to take the following actions on Seller’s behalf: (A) obtaining original executed copies of each promissory note evidencing a Loan (other than an Initial Closing Loan and a Subsequent Closing Loan, if any) along with an allonge executed by the current holder of such promissory note endorsing it over to Purchaser or Purchaser’s designee, and (B) executing an assignment of mortgage, deed of trust or other real property security instrument, as applicable, in recordable form (for the

-25- avoidance of doubt, meaning in compliance with the recording requirements of the applicable parish land records), for any existing mortgage, deed of trust or other real property security instrument, as applicable, securing each of the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any); and any other documentation associated with the Loans acquired hereunder as Purchaser may reasonably request; (vi) The certificate required to be delivered by Seller pursuant to Section 9.1(e); (vii) A certificate of non-foreign status pursuant to Treasury Regulation Section 1.1445-2(b)(2) from Seller, duly executed and acknowledged, substantially in the form of the sample certificates set forth in Treasury Regulation 1.1445-2(b)(2)(iv)(B); (viii) Affidavits and such other customary documentation as shall be reasonably required by a title company selected by Purchaser (the “Title Insurer”) to issue the Title Insurance with respect to the Real Property insuring Purchaser or its designee as either owner of marketable fee simple title (in the case of each of the Owned Real Properties) or holder of marketable leasehold interest (in the case of each of the Leased Real Properties in respect of which a memorandum of lease is of public record), subject only to Permitted Encumbrances; (ix) A signed commitment by the Title Insurer to issue the Title Insurance; (x) The Safe Deposit Agreements and Seller’s keys to the safe deposit boxes, as well as all other records as exist and are in Seller’s possession or control related to the safe deposit box business at the Branches; and (xi) The Records (other than in respect of the Initial Closing Assets and the Subsequent Closing Assets, if any). 3.6 Purchaser Deliveries. (a) At the Initial Closing and the Subsequent Closing, if any, Purchaser shall deliver to Seller: (i) The Loan Documents Assignment in respect of the Initial Closing Loans or the Subsequent Closing Loans, as applicable, and such other instruments and documents as Seller may reasonably require as necessary or desirable for providing for the assumption by Purchaser of the Loan Documents in respect of the Initial Closing Loans or the Subsequent Closing Loans, as applicable, each such instrument and document in form and substance reasonably satisfactory to the parties and dated as of the Initial Closing Date or the Subsequent Closing Date, as applicable; and (ii) The certificate required to be delivered by Purchaser pursuant to Section 9.2(e). (b) At the Closing, Purchaser shall deliver to Seller:

-26- (i) The Assignment and Assumption Agreement; (ii) The Branch Lease Assignments and such other instruments and documents as any landlord under a Branch Lease may reasonably require as necessary or desirable for providing for the assumption by Purchaser of a Branch Lease, each such instrument and document in form and substance reasonably satisfactory to the parties and dated as of the Closing Date; (iii) The Loan Documents Assignment in respect of the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any) and such other instruments and documents as Seller may reasonably require as necessary or desirable for providing for the assumption by Purchaser of the Loan Documents in respect of the Loans (other than the Initial Closing Loans and the Subsequent Closing Loans, if any), each such instrument and document in form and substance reasonably satisfactory to the parties and dated as of the Closing Date; and (c) The certificate required to be delivered by Purchaser pursuant to Section 9.2(e). 3.7 Delivery of the Loan Documents. On the Initial Closing Date, the Subsequent Closing Date and the Closing Date, respectively Seller shall deliver to Purchaser or its designee the Loan Documents (reasonably organized and cataloged) with respect to the Loans acquired by Purchaser, actually in the possession or control of Seller or any of its Affiliates, in whatever form or medium (including imaged documents) then maintained by Seller or its Affiliates, and Seller shall cause the delivery of any Loan Documents with respect to the Loans acquired by Purchaser that are in the possession or control of the FHLB. Seller makes no representation or warranty to Purchaser regarding the condition of the Loan Documents or any single document included therein, or Seller’s interest in any collateral securing any Loan, except as specifically set forth herein. If any Loan Documents are not in the possession or control of Seller on the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, Seller shall use commercially reasonable efforts to obtain those Loan Documents and deliver them to Purchaser as soon as practicable after the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable. Except to the extent expressly provided for in this Agreement, Seller shall have no responsibility or liability for the Loan Documents from and after the time such files are delivered by Seller to Purchaser or to an independent third party designated by Purchaser for shipment to Purchaser, the cost of which shall be the borne equally by Seller and Purchaser. 3.8 Owned Real Property Filings. On the Closing Date, Seller and Purchaser shall cause the Title Insurer to file or record, or cause to be filed or recorded, any and all documents necessary in order that the legal and equitable title to Owned Real Property (and to each parcel of Leased Real Property with respect to which Purchaser shall choose to acquire Title Policies) shall be duly vested in Purchaser. The Title Insurance and all escrow closing costs shall be borne equally by Purchaser and Seller. 3.9 Allocation of Purchase Price. (a) No later than sixty (60) calendar days after the final determination of the Adjusted Payment Amount in accordance with the procedures set forth in Section 3.3, Purchaser shall prepare and deliver to Seller a draft of a statement (the “Draft

-27- Allocation Statement”) setting forth the allocation of the total consideration paid by Purchaser to Seller pursuant to this Agreement among the Assets for purposes of Section 1060 of the Code. If, within thirty (30) calendar days of the receipt of the Draft Allocation Statement, Seller shall not have objected in writing to such draft, the Draft Allocation Statement shall become the Final Allocation Statement, as defined below. If Seller objects to the Draft Allocation Statement in writing within such thirty (30) calendar-day period, Purchaser and Seller shall negotiate in good faith to resolve any disputed items. If, within ninety (90) calendar days after the final determination of the Adjusted Payment Amount in accordance with the procedures set forth in Section 3.3, Purchaser and Seller fail to agree on such allocation, any disputed aspects of such allocation shall be resolved by a nationally recognized independent accounting firm mutually acceptable to Purchaser and Seller. The allocation of the total consideration, as agreed upon by Purchaser and Seller (as a result of either Seller’s failure to object to the Draft Allocation Statement or of good faith negotiations between Purchaser and Seller) or determined by an accounting firm under this Section 3.9(a) (the “Final Allocation Statement”), shall be final and binding upon the parties. Each of Purchaser and Seller shall bear all fees and costs incurred by it in connection with the determination of the allocation of the total consideration, except that the parties shall each pay one-half (50%) of the fees and expenses of such accounting firm. (b) Purchaser and Seller shall report the transaction contemplated by this Agreement (including income Tax reporting requirements imposed pursuant to Section 1060 of the Code) in accordance with the allocation specified in the Final Allocation Statement. Each of Purchaser and Seller agrees to timely file, or cause to be timely filed, IRS Form 8594 (or any comparable form under state or local Tax law) and any required attachment thereto in accordance with the Final Allocation Statement. Except as otherwise required pursuant to a “determination” under Section 1313 of the Code (or any comparable provision of state or local law), neither Purchaser nor Seller shall take, or shall permit its Affiliates to take, a Tax position which is inconsistent with the Final Allocation Statement. In the event any party hereto receives notice of an audit in respect of the allocation of the consideration paid for the Assets, such party shall immediately notify the other party in writing as to the date and subject of such audit. Any adjustment to the Purchase Price pursuant to Section 3.3 shall be allocated among the Assets by reference to the item or items to which such adjustment is attributable. ARTICLE 4 TRANSITIONAL MATTERS 4.1 Transitional Arrangements. Seller and Purchaser agree to cooperate and to proceed as follows to effect the transfer of account record responsibility for the Branches: (a) Not later than five (5) calendar days after the date of this Agreement, Seller will meet with Purchaser at Seller’s headquarters to investigate, confirm and agree upon mutually acceptable transaction settlement procedures and specifications, files, procedures and schedules, for the transfer of account record responsibility; provided, however, that Seller shall not be obligated under this Agreement to provide Purchaser any information regarding Seller’s relationship with the customers outside of the relevant Branch (e.g., other customer products, householding information).

-28- (b) Seller shall deliver to Purchaser complete master test files, in a form reasonably acceptable to Purchaser, no later than thirty (30) calendar days after the date of this Agreement and shall use commercially reasonable efforts to deliver to Purchaser the specifications and conversion sample files within ten (10) calendar days after the date of this Agreement. (c) From time to time prior to the Closing, after Purchaser has tested and confirmed the conversion sample files, Purchaser may request and Seller shall provide reasonable additional file-related information, including complete name and address, account masterfile, ATM account number information, applicable transaction and stop/hold/caution information, account-to-account relationship information and any other related information with respect to the Deposits and the Loans. Without prejudice to Purchaser’s right to request information at other times in accordance with the foregoing sentence, Seller shall provide complete updated master test files, in a form reasonably acceptable to Purchaser, as of forty five (45) calendar days prior to the anticipated Closing Date and as of ten (10) calendar days prior to the anticipated Closing Date. (d) Not later than ten (10) calendar days after the date of this Agreement, Purchaser and Seller shall mutually agree upon (i) a calendar for all customer notifications to be sent pursuant to and in accordance with Section 4.2 and (ii) the mailing file requirements of Purchaser in connection with such customers notifications. 4.2 Customers. (a) As soon as practicable after the date hereof, Seller shall provide to Purchaser a mailing list in electronic form for all holders of Deposits and Obligors on Loans sufficient to enable Purchaser to provide appropriate notifications, in form and substance reasonably satisfactory to Purchaser and Seller, informing such holders and Obligors of the transactions contemplated by this Agreement. (b) Not later than thirty (30) calendar days nor earlier than ninety (90) calendar days prior to the Closing Date (except as otherwise required by applicable law): (i) Seller will notify the holders of Deposits to be transferred on the Closing Date that, subject to the terms and conditions of this Agreement, Purchaser will be assuming liability for such Deposits; and (ii) each of Seller and Purchaser shall provide, or join in providing where appropriate, all notices to customers of the Branches and other Persons that either Seller or Purchaser, as the case may be, is required to give under applicable law or the terms of any other agreement between Seller and any customer in connection with the transactions contemplated hereby; provided that Seller and Purchaser agree that any joint notices shall not include any dual-branded letters but instead shall include individual bank inserts for each of Seller and Purchaser. A party proposing to send or publish any notice or communication pursuant to this Section 4.2 shall furnish to the other party a copy of the proposed form of such notice or communication at least five (5) Business Days in advance of the proposed date of the first

-29- mailing, posting, or other dissemination thereof to customers, and shall not unreasonably refuse to amend such notice to incorporate any changes that the other such party proposes as necessary to comply with applicable law. Seller shall have the right to add customer transition information to any customer notifications to be sent by Purchaser pursuant to this Section 4.2 and such information may, at Seller’s option, be included either directly in Purchaser’s notification or in an additional insert that shall accompany the applicable Purchaser notification. Any customer notifications sent by Purchaser pursuant to this Section 4.2 shall only include the last four digits of any account number of Seller. All costs and expenses of any notice or communication sent or published by Purchaser or Seller shall be the responsibility of the party sending such notice or communication and all costs and expenses of any joint notice or communication shall be shared equally by Seller and Purchaser. As soon as reasonably practicable and in any event within thirty (30) calendar days after the date hereof (or, (i) in the case of Initial Closing Loans, within two (2) calendar days after the date hereof, and (ii) in the case of the Subsequent Closing Loans, no later than two (2) calendar days prior to the Subsequent Closing Date), Seller shall provide to Purchaser a report of the names and addresses of the owners of the Deposits, the borrowers on the Loans and the lessees of the safe deposit boxes as of a recent date hereof in connection with the mailing of such materials and Seller shall provide updates to such report at reasonable intervals thereafter upon the reasonable request of Purchaser from time to time. No communications by Purchaser, and no communications by Seller outside the ordinary course of business, to any such owners, borrowers, customers or lessees as such shall be made prior to the Closing Date except as provided in this Agreement or otherwise agreed to by the parties in writing. (c) Following the giving of any notice described in paragraph (a) above, Purchaser and Seller shall deliver to each new customer at any of the Branches such notice or notices as may be reasonably necessary to notify such new customers of Purchaser’s pending assumption of liability for the Deposits and to comply with applicable law. (d) Neither Purchaser nor Seller shall object to the use, by depositors of the Deposits, of payment orders or cashier’s checks issued to or ordered by such depositors on or prior to the Closing Date, which payment orders bear the name, or any logo, trademark, service mark or the proprietary mark of Seller or any of its Affiliates. (e) Purchaser shall notify Deposit account customers and Loan account customers that, upon the expiration of a post-Closing processing period, which shall be sixty (60) calendar days after the Closing Date (or, in the case of Initial Closing Loans or the Subsequent Closing Loans, the Initial Closing Date and the Subsequent Closing Date, as applicable or, if the conversion occurs after the Closing Date, sixty (60) calendar days after conversion), any Items that are drawn on Seller shall not thereafter be honored by Seller. Such notice shall be given by delivering written instructions to such effect to such Deposit account customers and Loan account customers in accordance with this Section 4.2. 4.3 ACH Debit or Credit Transactions. (a) Seller will provide to Purchaser on the Closing Date all of those automated clearing house (“ACH”) originator arrangements related (by agreement or other standing arrangement, if any) to the Deposits that are in Seller’s ACH systems and will use its reasonable

-30- best efforts to so transfer any other such arrangements. For a period of sixty (60) calendar days following the Closing (or, if the conversion occurs after the Closing Date, sixty (60) calendar days after conversion), in the case of ACH debit or credit transactions (“ACH Entries”) to accounts constituting Deposits (the final Business Day of such period being the “ACH Entries Cut-Off Date”), Seller shall transfer to Purchaser all received ACH Entries by 9:00 a.m., Central time (or such other mutually agreed upon time), each Business Day. Such transfers shall contain ACH Entries effective for that Business Day only. Purchaser shall be responsible for returning ACH Entries to the originators through the ACH clearing house for ACH Entries that cannot be posted for any reason, including as a result of insufficient funds in the applicable Deposit account or the applicable Deposit account being closed. Purchaser shall provide an ACH Entries test file to Seller for validation of format at least thirty (30) calendar days prior to the Closing Date. Compensation for ACH Entries not forwarded to Purchaser on the same Business Day as that on which Seller has received such deposits will be handled in accordance with the applicable rules established by NACHA - The Electronic Payments Association. After the ACH Entries Cut-Off Date, Seller may discontinue forwarding ACH Entries and funds and return such ACH Entries to the originators marked “Account Closed.” Seller and its Affiliates shall not be liable for any overdrafts that may thereby be created. Purchaser and Seller shall agree on a reasonable period of time prior to the Closing during which Seller will no longer be obligated to accept new ACH Entries arrangements related to the Branches. At the time of the ACH Entries Cut-Off Date, Purchaser will provide ACH originators with account numbers relating to the Deposits. (b) Purchaser agrees that in the event that it or any of its Affiliates receives any ACH Entries related to the Deposits prior to the Closing (each, an “Unauthorized ACH Entry”), Purchaser shall not accept such Unauthorized ACH Entry and return the related ACH Entries to the originators through the ACH clearing house. (c) As soon as practicable after the notice provided in Section 4.2(a), Purchaser shall send appropriate notice to all customers having accounts constituting Deposits the terms of which provide for ACH Entries of such accounts by third parties, instructing such customers concerning the transfer of customer ACH Entries authorizations from Seller to Purchaser. Beginning on the Closing Date, Purchaser shall provide, through the ACH clearing house, electronic Notification of Change Entries to the ACH originators of such ACH Entries with account numbers relating to the Deposits. Purchaser shall provide an ACH Notification of Change test file to Seller for validation of format at least fourteen (14) calendar days prior to the Closing Date. (d) Purchaser shall establish ACH service prior to Closing Date for all ACH originator accounts. As soon as practicable after the notice provided in Section 4.2(a), Purchaser shall contact all ACH originator clients to (i) notify them of the change in service following the Closing Date and (ii) establish ACH service prior to Closing Date including appropriate client testing. Any ACH origination file received prior to Closing Date regardless of the effective date will be processed by Seller. Seller will be responsible for creating client reporting for any ACH return transactions that were originated prior to, but returned after, Closing Date. Seller may create settlement transactions to ACH originators for returned or exception transactions received for files originated prior to the Closing Date for a period of up to sixty (60) days following the Closing Date or the effective date of the last file processed by the Seller prior to the Closing

-31- Date, whichever is later. These settlement transactions will be posted to the Purchaser’s DDA account and Purchaser will be provided the details of these transactions to post. 4.4 Wires. After the Closing Date, Seller shall (a) no longer be obligated to process or forward to Purchaser any incoming or outgoing wires received by Seller for credit to accounts constituting Deposits, (b) return all wires received after the Closing Date to the originator as unable to apply to the referenced account constituting a Deposit and (c) upon reasonable request by Purchaser, provide Purchaser with historical incoming wire history information with respect to the thirteen (13) month period prior to the Closing Date (the “Covered Period”) such that Purchaser is able to provide current wire instructions to the originator from and after the Closing Date. The wire history information provided under the terms of the previous sentence shall include the beneficiary account number, beneficiary account name, cumulative value and total number of wires received during the Covered Period. Purchaser shall provide a unique and singular communication with specific new wire instructions to the receivers (beneficiaries) who have received ten (10) or more wires during the Covered Period. Such specific instructions must be provided in writing to the applicable receivers (beneficiaries) no less than thirty (30) calendar days prior to the Closing Date. Seller shall provide reports to Purchaser for any customers who have data resident on Seller’s wire transfer-specific application, including wire templates (repetitive wire instructions), standing order transfers or PINs authorizing the sender to directly contact the wire operation for the initiation of a wire transfer. At least five (5) Business Days prior to the Closing Date, Purchaser shall contact these specific clients to provide such clients with information regarding Purchaser’s services, capabilities and use instructions or reasonable substitutions. 4.5 Access to Records. (a) From and after the Closing Date, each of the parties shall permit the other, at such other party’s sole expense, reasonable access, subject to confidentiality requirements, to any applicable Records in its possession or control relating to matters arising on or before the Closing Date and reasonably necessary, solely in connection with (i) accounting purposes, (ii) regulatory purposes, (iii) any claim, action, litigation or other proceeding involving the party requesting access to such Records, (iv) any legal obligation owed by such party to any present or former depositor or other customer, or (v) Tax purposes. Such party requesting such access shall not use the Records or any information contained therein or derived therefrom for any other purpose whatsoever. All Records, whether held by Purchaser or Seller, shall be maintained for the greater of (x) such periods as prescribed by their respective record retention policies and (y) such periods as are required by applicable law, unless the parties shall agree in writing to a longer period. (b) From and after the Closing Date, Seller agrees to promptly provide Purchaser with copies of such records and documents not included with the Records but which are reasonably requested by Purchaser to the extent necessary to allow Purchaser to assist customers with customer inquiries or issues. (c) Each party agrees that any records or documents that come into its possession as a result of the transactions contemplated by this Agreement, to the extent relating to the other party’s business and not relating solely to the Assets and Assumed Liabilities, shall remain the property of the other party and shall, upon the other party’s request from time to time and as it may elect in its sole discretion, be returned to the other party or destroyed, and each

-32- party agrees not to make any use of such records or documents and to keep such records and documents confidential in accordance with Sections 7.2(b) and 7.2(c). 4.6 Interest Reporting and Withholding. (a) Unless otherwise agreed to by the parties, Seller will report to applicable taxing authorities and holders of Deposits, with respect to the period from January 1 of the year in which the Closing occurs through the Closing Date, all interest (including dividends and other distributions with respect to money market accounts) credited to, withheld from and any early withdrawal penalties imposed upon the Deposits. Purchaser will report to the applicable taxing authorities and holders of Deposits, with respect to all periods from the day after the Closing Date, all such interest (including dividends and other distributions with respect to money market accounts) credited to, withheld from and any early withdrawal penalties imposed upon the Deposits. Any amounts required by any governmental agencies to be withheld from any of the Deposits through the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing Date will be withheld by Purchaser in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date. (b) Unless otherwise agreed to by the parties, Seller shall be responsible for delivering to payees all IRS notices and forms with respect to information reporting and tax identification numbers required to be delivered through the Closing Date with respect to the Deposits, and Purchaser shall be responsible for delivering to payees all such notices required to be delivered following the Closing Date with respect to the Deposits. (c) Unless otherwise agreed to by the parties, Seller will make all required reports to applicable taxing authorities and to obligors on Loans purchased on the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, with respect to the period from January 1 of the year in which the Initial Closing, the Subsequent Closing or the Closing, as applicable, occurs through the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, concerning all interest and points received by Seller. Purchaser will make all required reports to applicable taxing authorities and to obligors on Loans purchased on the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, with respect to all periods from the day after the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, concerning all such interest and points received. 4.7 Negotiable Instruments. Seller will remove any supply of Seller’s money orders, official checks, gift checks, travelers’ checks or any other negotiable instruments located at each of the Branches on the Closing Date. 4.8 ATM and Debit Cards. Seller will provide Purchaser with a list of ATM and debit cards issued by Seller to depositors of any Deposits, and a record thereof in a format reasonably agreed to by the parties containing all addresses therefor, no later than thirty (30) calendar days after the date of this Agreement, and Seller will provide Purchaser with an updated record from time to time prior to the Closing along with other conversion sample files. At or promptly after the Closing, Seller will provide Purchaser with a revised record through the Closing. Seller will

-33- not be required to disclose to Purchaser customers’ PINs or algorithms or logic used to generate PINs. Following the receipt of all Regulatory Approvals (except for the expiration of statutory waiting periods), Purchaser shall reissue ATM access/debit cards to depositors of any Deposits not earlier than forty-five (45) calendar days nor later than ten (10) calendar days prior to the Closing Date, which cards shall be effective as of the day following the Closing Date. Purchaser and Seller agree to settle any and all ATM transactions and debit card transactions effected on or before the Closing Date, but processed after the Closing Date, as soon as practicable. In addition, Purchaser assumes responsibility for and agrees to pay on presentation all Debit card transactions initiated before or after the Closing with Debit cards issued by Seller to access Transaction Accounts. 4.9 Data Processing Conversion for the Branches and Handling of Certain Items. (a) The conversion of the data processing with respect to the Branches and the Assets and Assumed Liabilities shall be completed on the calendar day immediately following the Closing Date or on the earliest practicable date thereafter as reasonably agreed to by the parties. Seller and Purchaser agree to cooperate to facilitate the orderly transfer of data processing information in connection with the P&A Transactions. (b) As soon as practicable and in no event more than three (3) Business Days after the Closing Date, Purchaser shall mail to each depositor in respect of a Transaction Account and to each borrower in respect of a HELOC Account (i) a letter approved by Seller in its reasonable discretion requesting that such depositor or borrower promptly cease writing Seller’s drafts against such Transaction Account or HELOC Account (as applicable) and (ii) new drafts which such depositor or borrower may draw upon Purchaser against such Transaction Accounts or HELOC Accounts (as applicable). Purchaser shall use its reasonable best efforts to cause these depositors and borrowers to begin using such new drafts and cease using drafts bearing Seller’s name. The parties hereto shall use their reasonable best efforts to develop procedures that cause Seller’s drafts against Transaction Accounts and HELOC Accounts received after the Closing Date to be cleared through Purchaser’s then-current clearing procedures. During the sixty (60) calendar-day period after the Closing Date (or, if the conversion occurs after the Closing Date, sixty (60) calendar days after conversion), if it is not possible to clear Transaction Account or HELOC Account drafts through Purchaser’s then-current clearing procedures, Seller shall make available to Purchaser as soon as practicable but in no event more than two (2) Business Days after receipt of all Transaction Account or HELOC Account drafts drawn against Transaction Accounts or HELOC Accounts (as applicable). Seller shall have no obligation to pay such forwarded Transaction Account or HELOC Account drafts. Upon the expiration of such sixty (60) calendar-day period, Seller shall cease forwarding drafts against Transaction Accounts and HELOC Accounts. Seller shall be compensated for its processing of the drafts and for other services rendered to Purchaser during such sixty (60) calendar-day period in accordance with Exhibit 4.9. (c) Any items that were credited for deposit to or cashed against a Deposit prior to the Closing and are returned unpaid on or within sixty (60) calendar days after the Closing Date (“Returned Items”) will be handled as set forth herein. Except as set forth below, Returned Items shall be the responsibility of Seller. If depositor’s bank account at Seller is charged for the Returned Item, Seller shall forward such Returned Item to Purchaser. If upon Purchaser’s receipt of such Returned Item there are sufficient funds in the Deposit to which such

-34- Returned Item was credited or any other Deposit transferred at the Closing standing in the name of the party liable for such Returned Item, Purchaser will debit any or all of such Deposits an amount equal in the aggregate to the Returned Item, and shall repay that amount to Seller. If there are not sufficient funds in the Deposit because of Purchaser’s failure to honor holds placed on such Deposit by Seller and provided on the conversion file provided by Seller to Purchaser pursuant to Section 4.9(a), Purchaser shall repay the amount of such Returned Item to Seller. Any items that were credited for deposit to or cashed against an account at the Branches to be transferred at the Closing prior to the Closing and are returned unpaid more than sixty (60) calendar days after the Closing will be the responsibility of Seller. (d) During the sixty (60) calendar-day period after the Closing Date, any deposits or other payments received by Purchaser in error shall be returned to Seller within two (2) Business Days of receipt by Purchaser. For sixty (60) calendar days after the Initial Closing, the Subsequent Closing Date, the Closing, or, if later than the date of purchase pursuant to Section 7.8, the cessation of servicing of any such Loan by Seller, as applicable, payments received by Seller with respect to the applicable Loans shall be forwarded to Purchaser within two (2) Business Days of receipt by Seller. Upon the expiration of such sixty (60) calendar-day period following the Initial Closing Date, the Subsequent Closing Date, the Closing Date, or, if later than the date of purchase pursuant to Section 7.8, the cessation of servicing of any such Loan by Seller, as applicable, any payments received by Seller with respect to any Loans shall be returned to the remitter of such payment within two (2) Business Days along with advice to the remitter that such payment shall be properly made to Purchaser. (e) Promptly following the date of this Agreement, Purchaser will open and maintain a demand deposit account with Seller to be used for settlement activity for deposits and loans/lines following the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable. Seller will provide Purchaser with a daily statement for this account. Purchaser will be responsible for initiating all funding and draw-down activity against this account. Purchaser will ensure that all debit (negative) balances are funded no later than one day following the day the account went into a negative status. Activity that will be settled through this account will include items drawn on a Deposit but presented to Seller for payment, ACH transactions, direct debit transactions, Returned Items and payments made to Seller for Loans. 4.10 Infrastructure Installation. Within ten (10) Business Days of the date of this Agreement, Purchaser and/or its representatives shall be permitted reasonable access (subject to the provisions of Section 7.2(a)) to review each Branch for the purpose of planning to install automated equipment for use by Branch personnel. Following the receipt of the Regulatory Approvals (except for the expiration of statutory waiting periods), Seller grants to Purchaser a license at each of the Branches to (a) install voice and data circuits to the main point of entry at each Branch, (b) install Purchaser’s network interface equipment (router/switches), and (c) extend circuit demarcation points from the main point of entry at the applicable Branch to such network interface equipment (collectively, the “Infrastructure Installation”); it being agreed that, under no circumstance, shall the Infrastructure Installation include the installation or modification of station cabling for equipment, including printers, phones, personal computers and security cameras. All Infrastructure Installations shall be in accordance with the following terms and conditions:

-35- (i) The Infrastructure Installation shall be at the sole cost and expense of Purchaser, including the cost of obtaining all permits, licenses or other approvals, the cost of moving Seller’s furniture, fixtures or equipment, and the cost of internal or external utility relocation. Purchaser shall be solely responsible for repairing or replacing any damage or destruction to its installed infrastructure. Additionally, Purchaser shall repair any damage occurring at any Branch during the Infrastructure Installation process as a result of the installation and shall restore any area altered to its pre-existing condition if the Closing does not occur. (ii) The Infrastructure Installation shall be completed in a commercially reasonable and workmanlike manner and shall comply with the requirements of all local, state, and federal governmental authorities and quasi- governmental authorities, including with respect to materials and installation. Purchaser shall be responsible for obtaining all permits, licenses, or other approvals necessary for the Infrastructure Installation. Seller shall reasonably cooperate with Purchaser to obtain the necessary permits, licenses, or other approvals. Purchaser shall provide proof of receipt of approvals and permits to Seller upon request. (iii) The Infrastructure Installation shall be performed in such a manner that does not unreasonably interfere with the normal business activities and operations of the Branches. The Infrastructure Installation that would reasonably be expected to interfere with Seller’s normal business activities or with the business activities of other users of the property at which the Branch is situated may be required to be scheduled after regular business hours, at Purchaser’s sole cost and expense. (iv) Prior to the commencement of any work, Purchaser shall submit to Seller and such consultant as Seller may from time to time designate plans and specifications for the Infrastructure Installation (“Installation Plans”), including drawings and renderings providing the specifications of the infrastructure to be installed, locations and any required changes to the existing physical building and current infrastructure. Purchaser shall not proceed with any Infrastructure Installation until Seller’s written approval has been obtained (such approval not to be unreasonably withheld, conditioned or delayed). Purchaser shall provide at least three (3) Business Days’ advance written notice of a proposed time or times for access, and Seller shall confirm in writing that the proposed time is acceptable with Seller and Seller’s consultant or the parties shall agree upon an alternative time. All Infrastructure Installation work shall be coordinated with Seller and Seller’s consultant to allow Seller and/or its consultant to be present on site during all such work. All Infrastructure Installation shall be subject to the on-site direction of Seller and/or Seller’s consultant with respect to protecting Seller’s physical and information security and live technology environment, which may include work stoppage at the sole discretion of Seller and/or Seller’s consultant without any liability to Seller or Seller’s consultant hereunder. (v) If the Branch is located on Leased Real Property, the Infrastructure Installation shall comply with the applicable Branch Lease, including obtaining the landlord’s approval of any Infrastructure Installation if required. If the Branch is within a building or center in which the landlord leases property to additional tenants, the

-36- Infrastructure Installation shall not unreasonably interfere with the business and operations of the additional tenants. Where required under the applicable Branch Lease, landlord approval of the Installation Plans shall be obtained prior to the commencement of any Infrastructure Installation. (vi) Prior to commencing any Infrastructure Installation, Purchaser shall provide a certificate of insurance to Seller acceptable to Seller in its sole discretion, evidencing (a) statutory workers’ compensation insurance coverage and (b) public liability and property damage insurance coverage in the minimum amount of $2,000,000, and evidence that such insurance is (i) issued by an insurance company reasonably acceptable to Seller and admitted to engage in the business of insurance in the state in which the Branch is situated, (ii) primary and noncontributing insurance for all claims, and (iii) renewable, not cancelable, and not the subject of material change in coverage or available limits of coverage, except on thirty (30) days’ prior written notice to Seller. (vii) Purchaser agrees that the Infrastructure Installation by Purchaser or its agents or contractors shall be at the risk of Purchaser, and Purchaser hereby assumes all risk and responsibility for any loss, damage to, or theft of the Infrastructure Installation and neither Seller nor its Affiliates or insurers shall be liable to Purchaser for any injury or damage to the Infrastructure Installations arising from any act or omission of any officer, director, shareholder, employee, agent, contractor or invitee of Seller or any of its Affiliates or the act or omission of any other person whatsoever. Neither Seller nor any of its Affiliates will be insuring, and shall have no obligation to insure, directly or as part of any policy of insurance now or hereafter held by Seller or any of its Affiliates in whole or in part with respect to the Branches, any of the Infrastructure Installations. (viii) Purchaser will indemnify Seller and save it harmless from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys’ fees, in connection with Purchaser’s access to the Branches and/or the Infrastructure Installations at the Branches pursuant to this Agreement or occasioned wholly or in part by act or omission of Purchaser, its employees, contractors, or agents (including any liens that may arise from work being performed at Purchaser’s request at the Branches). The provisions of this paragraph shall survive the termination or earlier expiration of the term of this Agreement. 4.11 Employee Training. In accordance with the terms of this Agreement, within thirty (30) calendar days of the date of this Agreement, Seller and Purchaser shall agree to mutually acceptable terms and conditions under which Purchaser shall be permitted to provide training to Seller’s employees at the Branches who are reasonably anticipated to become Transferred Employees; it being agreed that, prior to, and on, the Closing Date, all Branch Employees shall remain under Seller’s control. Any such training shall not occur until after receipt of Regulatory Approvals (except for the expiration of statutory waiting periods) unless the parties agree otherwise. All training shall be conducted in a manner that will not unreasonably interfere with the business activities of the Branches. Purchaser shall reimburse Seller for the additional time spent by, and all related, reasonable travel expenses incurred by, any such prospective Transferred Employee in connection with such training activities to the extent such time and expenses would not have been spent or incurred by such prospective Transferred Employee but

-37- for such training activities, and Purchaser shall reimburse Seller for reasonable costs and expenses (including compensation related costs and expenses) incurred in connection with replacement employees for such prospective Transferred Employees excused from their duties at the Branches for such training activities for the periods during which such prospective Transferred Employees are excused, where such replacement employees are reasonably determined by Seller to be needed to maintain ongoing operations at the Branches without disruption. As promptly as practicable following the date of this Agreement, Purchaser shall provide Seller with Purchaser’s proposed plan for the training of all anticipated Transferred Employees and, within ten (10) Business Days of Seller’s receipt of such plan, Seller shall provide Purchaser with an estimate of the anticipated costs of implementing Purchaser’s proposed training program. Notwithstanding the foregoing, Seller and Purchaser shall reasonably cooperate in good faith to minimize the costs of such training program in a manner consistent with achieving its intended purpose. In addition, from and after the date of this Agreement until the Closing Date, Purchaser shall consult with Seller and obtain Seller’s consent before communicating (directly or indirectly and whether in writing, verbally or otherwise) with any Branch Employees. 4.12 Night Drop Equipment. Following the Closing and prior to the first Business Day following the Closing Date, Purchaser, at its sole cost and expense, shall rekey all night drop equipment located within the Branches in such a manner that, from and after the first Business Day following the Closing Date, no Person who was had the ability to access such night drop equipment prior to the Closing shall be able to continue to access such night drop equipment with the same access key that such Person was using prior to the Closing. The parties hereby acknowledge and agree that all of the night drop equipment located within the Branches shall be emptied and sealed by Seller at approximately 8:00 a.m., Central time, on the Closing Date and, from and after such time, Purchaser shall not unseal such night drop equipment until it has been rekeyed in accordance with the preceding sentence. 4.13 Access to the Branches and Removal of Equipment on the Closing Date. (a) Purchaser agrees that, with respect to each Branch, on the Closing Date neither it nor any of its agents, Affiliates or representatives shall be permitted to access such Branch until Seller has completed its decommissioning of such Branch, which shall include the disabling of Seller’s information systems at the Branch and the removal of any personal property and other equipment or assets located at the Branch that do not constitute Assets and are not necessary for the provision of transition services as contemplated by Section 4.16 (the “Removal Process”); it being agreed that, notwithstanding the foregoing, on the Closing Date, Purchaser shall be permitted to have one representative present at each Branch in order to ensure that the actions taken by Seller in connection with such decommissioning comply with the terms of this Agreement. (b) The Removal Process shall be at the sole cost and expense of Seller and shall be done in such a manner as to minimize damage to the Branches. Seller shall be solely responsible for repairing any damage occurring at any Branch or restoring any area damaged during the Removal Process as a result of the removal of any personal property or other equipment or assets. If the Branch is located on Leased Real Property, Seller shall insure that the Removal Process complies with the applicable Branch Lease, including obtaining the applicable landlord’s approval, if required.

-38- (c) Seller agrees that the Removal Process shall be at the risk of Seller, and Seller hereby assumes all risk and responsibility for any loss, damage to, or theft occurring during the Removal Process and neither Purchaser nor its Affiliates or insurers shall be liable to Seller for any injury or damage arising from any act or omission of any officer, director, shareholder, employee, agent, contractor or invitee of Seller or any of its Affiliates or the act or omission of any other person whatsoever. Neither Purchaser nor any of its Affiliates will be insuring, and shall have no obligation to insure, directly or as part of any policy of insurance now or hereafter held by Purchaser or any of its Affiliates in whole or in part with respect to the Branches, the Removal Process. Seller will indemnify Purchaser and save it harmless from and against any and all claims, actions, damages, liability and expense, including reasonable attorneys’ fees, occasioned wholly or in part by act or omission of Seller, its employees, contractors, or agents during the Removal Process. The provisions of this paragraph shall survive the termination or earlier expiration of the term of this Agreement. 4.14 Customer Claims. (a) In instances where a depositor of a Deposit made an assertion of error regarding an account constituting a Deposit account pursuant to federal regulations or Seller’s internal policies and procedures, and, prior to the Closing, Seller recredited the disputed amount to the relevant account during the conduct of the error investigation, during the one hundred and twenty (120) calendar days following the Closing (the “Customer Claims Period”), Purchaser agrees to comply with a written request from Seller to debit such account in an amount equal to the disputed amount and remit such amount to Seller where the depositor is determined by Seller liable for such disputed amount. (b) During the Customer Claims Period, in instances where (i) a depositor of a Deposit makes, or prior to Closing has made, an assertion of error regarding an account constituting a Deposit account pursuant to federal regulations or Seller’s internal policies and procedures that was alleged to have occurred prior to Closing, and (ii) Seller determines in accordance with its internal policies and procedures to recredit the disputed amount to such depositor, Seller shall transfer to Purchaser the disputed amount and Purchaser shall credit the relevant account of the depositor in an amount equal to the disputed amount. In instances where, during the Customer Claims Period, Seller determines that the depositor is liable for such disputed amount, Purchaser agrees to comply with a written request from Seller to debit such account in an amount equal to the disputed amount and remit such amount to Seller. (c) The parties agree that all transfers or remittances made between Seller and Purchaser pursuant to Section 4.14(a) or 4.14(b) shall be made through the demand deposit account established by Purchaser pursuant to Section 4.9(e). (d) From the Closing Date through the third (3rd) anniversary thereof, Seller shall promptly notify Purchaser upon learning of any Warranty Claim, and Seller and Purchaser shall cooperate to resolve any Warranty Claims, including by Purchaser debiting such Deposit account for the amount at issue in the applicable Warranty Claim (the “Warranty Amount”) or otherwise using reasonable efforts to obtain the Warranty Amount from such Deposit accountholder to the extent such accountholder remains an accountholder of a Deposit assumed by Purchaser under this Agreement. Purchaser shall promptly remit to Seller the Warranty Amount, or the maximum amount Purchaser is able to debit such account by or to otherwise obtain from such Deposit accountholder, if less than the Warranty Amount.

-39- 4.15 Vendor Access. From the date of this Agreement until the Closing Date, so as to facilitate an orderly conversion and transition of the Assets and Assumed Liabilities to Purchaser as contemplated hereby, to the extent so requested by Purchaser, Seller shall reasonably cooperate to facilitate direct communication between Purchaser and third party providers of goods and/or services in respect of the Assets and Assumed Liabilities. 4.16 Transition Services. In the event that the Closing occurs prior to the completion of the conversion of the data processing with respect to the Branches and Closing Assumed Liabilities, (i) Seller shall continue to provide or cause the uninterrupted provision of all services and connectivity to the Branches, Branch Employees and customers of the Branches as currently provided, at Seller’s actual cost (without allocation of corporate overhead but including a proportionate share of any third party expenses), until such conversion occurs (but in no event for more than six (6) months following the Closing Date), and (ii) all references to “Closing” included in this Article 4 for purpose of establishing time periods for the continuation of obligations following the Closing shall be deemed references to the date of completion of the conversion of the data processing with respect to the Branches and Closing Assumed Liabilities. In addition, during such period, Seller acknowledges and agrees that the Seller signage shall remain in place at the Branches, Purchaser may continue to use all on-premises Seller materials (e.g., deposit slips), and Purchaser acknowledges and agrees that it will install signs in the lobbies of the Branches identifying the Branches as branches of Purchaser and will similarly identify any Seller materials that are used by Purchaser as materials of Purchaser. ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER Seller represents and warrants to Purchaser as follows, except as set forth in the Seller Disclosure Schedule (it being agreed that disclosure in any section of the Seller Disclosure Schedule shall apply only to the indicated section of this Agreement and to such other sections of this Agreement to the extent it is reasonably apparent that such matter is relevant to such other sections): 5.1 Corporate Organization and Authority. Seller is a state chartered non-member bank, duly organized and validly existing under the laws of the State of Louisiana, and has the requisite power and authority to conduct the business now being conducted at the Branches. Seller and each of its Affiliates has the requisite corporate power and authority and has taken all shareholder and corporate action necessary in order to execute and deliver this Agreement and the other instruments and documents contemplated hereby and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) is a valid and binding agreement of Seller enforceable against Seller in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 5.2 No Conflicts. The execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby by Seller does not, and will not, (i) violate

-40- any provision of its charter or by-laws, (ii) subject to Regulatory Approvals, violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any Regulatory Authority to which Seller is subject or any agreement or instrument of Seller, or to which Seller is subject or by which Seller is otherwise bound, which violation, breach, contravention or default referred to in this clause (ii), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (assuming the receipt of any required third party consents under the Branch Leases in respect of the transactions herein contemplated) or (iii) except as set forth in Section 5.2 of the Seller Disclosure Schedule, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the Assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party, or by which it or any of its properties or assets may be bound or affected, which breach, conflict, loss of benefit, termination, cancellation, acceleration, Encumbrance, violation or default would materially impact the Assets and Assumed Liabilities or would materially prevent or delay Seller from performing its obligations under this Agreement in all material respects. Seller has all material licenses, franchises, permits, certificates of public convenience, orders and other authorizations of all federal, state and local governments and governmental authorities necessary for the lawful conduct of its business at each of the Branches as now conducted in all material respects, and all such licenses, franchises, permits, certificates of public convenience, orders and other authorizations, are valid and in good standing and, to Seller’s knowledge, are not subject to any suspension, modification or revocation or proceedings related thereto. 5.3 Approvals and Consents. Other than Regulatory Approvals, no notices, reports or other filings are required to be made by Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Seller from, any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby by Seller. Except as set forth on Section 5.3 of the Seller Disclosure Schedule, there are no consents or approvals of any other third party required to be obtained in connection with the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement by Seller. 5.4 Leases. Purchaser has been provided with an accurate and complete copy of the Branch Leases, including all amendments to such Branch Leases. Each Branch Lease is the valid and binding obligation of Seller, and to Seller’s knowledge, of each other party thereto; and there does not exist with respect to Seller’s material obligations thereunder, or, to Seller’s knowledge, with respect to the material obligations of the lessor thereof, any default, or event or condition that constitutes or, after notice or passage of time or both, would constitute a default on the part of Seller or the lessor or sublessee, as applicable, under any such Branch Lease. As used in this Section 5.4, the term “lessor” includes any sub-lessor of the property to Seller. Each Branch Lease gives Seller the right to occupy the building and land comprising the related Branch in accordance with the terms of such Branch Lease. There are no Tenant Leases or subleases relating to any Branch created or suffered to exist by Seller.

-41- 5.5 Litigation and Undisclosed Liabilities. Except as set forth in Section 5.5 of the Seller Disclosure Schedule, there are no actions, complaints, petitions, suits or other proceedings or any decree, injunction, judgment, order or ruling entered, promulgated or pending or, to Seller’s knowledge, threatened against Seller and affecting or relating to in any manner the Branches, the Assets or the Assumed Liabilities or against any of the Branches that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To Seller’s knowledge, there are no facts or circumstances that would reasonably be expected to result in any material claims, obligations or liabilities with respect to the Branches, the Assets or the Assumed Liabilities other than as otherwise disclosed in this Agreement. 5.6 Regulatory Matters. (a) There are no pending or, to Seller’s knowledge, threatened disputes or controversies between Seller and any federal, state or local governmental agency or authority, or investigation or inquiry by any such agency or authority, materially affecting or relating to the Branches, the Assets or the Assumed Liabilities. (b) Neither Seller nor any of its Affiliates has received any indication from any federal or state governmental agency or authority that such agency would oppose or refuse to grant a Regulatory Approval and Seller knows of no reason relating to Seller or its Affiliates for any such opposition or refusal. (c) Neither Seller nor any of its Affiliates is a party to any written order, decree, agreement or memorandum of understanding with, or commitment letter or similar submission to, any federal or state regulatory agency or authority charged with the supervision or regulation of depository institutions, nor has any of them been advised by any such agency or authority that it is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter or submission, in each case that would materially affect Seller’s ability to consummate the transactions contemplated by this Agreement. 5.7 Compliance with Laws. All business of the Branches or relating to the Assets and the Assumed Liabilities has been conducted in compliance with all federal, state and local laws, regulations, rules and ordinances applicable thereto, except non-compliance which would not reasonably be expected to have a Material Adverse Effect. 5.8 Loans. The following representations and warranties are made as of the date of this Agreement and as of the Initial Closing Date with respect to the Initial Closing Loans, as of the date of this Agreement and as of the Subsequent Closing Date with respect to the Subsequent Closing Loans, and as of the date of this Agreement and as of the Closing Date with respect to the Loans other than the Initial Closing Loans and the Subsequent Closing Loans: (a) Each Loan: (i) represents the valid and legally binding obligation of the obligor, maker, co-maker, guarantor, endorser or debtor (such person referred to as an “Obligor”) thereunder, and is evidenced by legal, valid and binding instruments executed by the Obligor. Seller has no knowledge that any such Obligor at the time of such execution lacked capacity under applicable law to contract or that any signature on any of the Loan

-42- Documents is not the true original or facsimile signature of the Obligor on the Loan involved; (ii) is enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; (iii) (A) was originated and has been maintained by Seller in conformity in all material respects with applicable laws and regulations and its principal balance as shown on Seller’s books and records is true and correct as of the date indicated therein, (B) has an assignable lien, to the extent indicated as secured on Exhibit 1.1(d)(i), (ii) or (iii), as applicable, or otherwise on the Records, and has the priority reflected in the Records and (C) contains enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the execution against any collateral therefor; (iv) (A) was underwritten in all material respects in accordance with Seller’s underwriting guidelines in effect at the time of origination except as otherwise noted in the applicable Loan Documents or (B) to the extent legally required, has reasonable and documented compensating factors in the Loan file; and (v) at the time it was made and, if subsequently modified, the effective date of the modification, complied in all material respects with applicable law, including, but not limited to, all applicable predatory and abusive lending laws. (b) The Seller is the sole owner and holder of the Loans and the indebtedness evidenced by the related Loan Documents. Except in respect of the obligations to the FHLB described in Section 5.8(b) of the Seller Disclosure Schedule, the Loans and the Loan Documents are not assigned or pledged by the Seller and the Seller has good and marketable title thereto, and the Seller has full right to transfer and sell the Loans to the Purchaser free and clear of any Encumbrance, except for Permitted Encumbrances, and has full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Loans. Section 5.8(b) of the Seller Disclosure Schedule sets forth with respect to each FHLB Advance a true and correct statement of the dates of advancement, maturities, rates, amounts and details regarding collateral (including discounts). Immediately following the sale of the Loans to the Purchaser pursuant to this Agreement, the Purchaser will own each Loan free and clear of any Encumbrance, except for Permitted Encumbrance. (c) There is no default, breach, violation or event of acceleration existing under Loan Documents and to Seller’s knowledge no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the Seller has not waived any default, breach, violation or event permitting acceleration. No foreclosure action is currently threatened or has been commenced with respect to any collateral for the Loans. (d) No Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render any of the Loan Documents

-43- unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. (e) The information set forth on each of Exhibits 1.1(d)(i), (ii) and (iii) is accurate and complete in all material respects and to Seller’s knowledge, as of the date hereof, none of the Loans thereon is an Excluded Loan. (f) The servicing practices of Seller used with respect to the Loan have been consistent with Seller’s practices in all material respects and have been in compliance in all material respects with all applicable requirements of federal, state and local laws and regulations thereunder. (g) Except as set forth in Section 5.8(a) above, Seller makes no representation or warranty of any kind to Purchaser relating to the Loans, including with respect to (i) the sufficiency, value or collectability of any collateral for the Loans or any documents, instrument or agreement in the loan or credit file, including documents granting a security interest in any collateral relating to a Loan, (ii) any representation, warranty or statement made by an Obligor or other party in or in connection with any Loan, (iii) the financial condition or creditworthiness of any primary or secondary Obligor under any Loan or any guarantor or surety or other Obligor thereof, (iv) the performance of the Obligor or compliance with any of the terms or provisions of any of the documents, instruments and agreements relating to any Loan, (v) inspecting any of the property, books or records of any Obligor, or (vi) any of the warranties set forth in Section 3-417 of the Uniform Commercial Code. 5.9 Records. The Records accurately reflect in accordance with GAAP in all material respects as of their respective dates the Net Book Value of the Assets and Assumed Liabilities being transferred to Purchaser hereunder. 5.10 Title to Assets. Seller is the lawful owner of, or in the case of leased Assets, has a valid leasehold interest in, each of the Assets, free and clear of all Encumbrances, other than Permitted Encumbrances. Subject to the terms and conditions of this Agreement, on the Closing Date, Purchaser will acquire valid title to, or in the case of leased Assets (subject to receipt of the consents and approvals set forth in Section 5.3 of the Seller’s Disclosure Schedule), a valid leasehold interest in, all of the material Assets, free and clear of any Encumbrances, other than Permitted Encumbrances. Section 5.10 of the Seller Disclosure Schedule sets forth a true and correct list as of the date of this Agreement of any liens for current Taxes in respect of any of the Assets which are being contested by Seller. 5.11 Deposits. All of the Deposit accounts have been administered and originated in compliance in all material respects with the documents governing the relevant type of Deposit account and all applicable laws. The Deposit accounts are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid in full when due. All of the Deposits are transferable at the Closing to Purchaser, and, to Seller’s knowledge, there are no Deposits that are subject to any judgment, decree or order of any Regulatory Authority. Prior to the date of this Agreement, Seller has made available to Purchaser forms of all deposit agreements related

-44- to the Deposits and all such forms contain all material terms of the Deposits. All agreements relating to Deposits, other than certificates of deposit, legally permit Purchaser to unilaterally terminate or modify such agreements within thirty (30) days after the Closing Date without the consent of the depositor or depositors and without penalty, subject to applicable law, delivery of any notice as may be specified in such agreements and any applicable provisions in such agreements. 5.12 Environmental Laws; Hazardous Substances. Seller has provided copies of all environmental reports and assessments in its possession or control related to each parcel of Real Property. Except as set forth in Section 5.12 , each parcel of Real Property: (i) is and has been operated by Seller in material compliance with all applicable Environmental Laws; (ii) is not the subject of any written notice received by Seller from any governmental authority or other Person alleging the material violation of or liability under, any applicable Environmental Laws; (iii) to Seller’s knowledge, is not currently subject to any court order, administrative order or decree arising under any Environmental Law; (iv) has not been used by Seller or, to Seller’s knowledge, any other Person for the disposal of Hazardous Substances and, to Seller’s knowledge, is not contaminated with any Hazardous Substances requiring remediation or response under any applicable Environmental Law; (v) to Seller’s knowledge, with respect to any Hazardous Substances, the only use of any such Hazardous Substances has been in such amounts and types as is lawful under Environmental Law; (vi) to Seller’s knowledge, has not had any releases, emissions, or discharges of Hazardous Substances except as permitted under applicable Environmental Laws; and (vii) to Seller’s knowledge, there are no (a) active or abandoned underground storage tanks, (b) gasoline or service stations, or (c) dry-cleaning facilities or operations at, on, in or under any parcel of Real Property. 5.13 Brokers’ Fees. Seller has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, except for the fees and commissions of Sandler O’Neill + Partners, L.P., for which Seller or its Affiliates shall be solely liable. 5.14 Property. (a) Seller has, and will convey to Purchaser at the Closing, good and marketable title, such as is insurable by any reputable title insurance company, to the Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances. Seller

-45- and Purchaser agree that no lien, judgment or encumbrance which (A) does not specifically pertain to the Real Property and (B) is insured by the title company insuring Purchaser’s title to the Real Property, shall be deemed to render title to the Real Property unmarketable or uninsurable. (b) Seller has not received any written notice of any material uncured current violations, citations, summonses, subpoenas, compliance orders, directives, suits, other legal processes, or other written notice of potential liability under applicable zoning, building, fire and other applicable laws and regulations relating to the Owned Real Property, and, except as would not reasonably be expected, individually or in the aggregate, to materially affect Purchaser’s use and enjoyment of the Owned Real Property, there is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, threatened before any governmental authority that relates to Seller or the Owned Real Property. (c) Seller has not received any written notice of any actual or pending condemnation proceeding relating to the Branches, nor, to Seller’s knowledge, has any such proceeding been threatened. (d) Seller has received no written notice of any material default or breach by Seller under any covenant, condition, restriction, right of way or easement affecting the Owned Real Property or any portion thereof, and, to Seller’s knowledge, no such default or breach now exists. (e) Neither Seller nor any of its Affiliates has entered into any agreement to sell or lease or otherwise grant any rights in respect of the Real Property (other than the Branch Leases), and the Real Property is not subject to any claim, demand, suit, lien, proceeding or litigation of any kind, pending or outstanding, or to Seller’s knowledge, threatened, that would be binding upon Purchaser or its successors or assigns and materially affect or limit Purchaser’s or its successors’ or assigns’ use and enjoyment of the Real Property or which would materially limit or restrict Purchaser’s right or ability to enter into this Agreement and consummate the sale and purchase contemplated hereby. (f) Seller has valid title to its Personal Property, free and clear of all Encumbrances (other than Permitted Encumbrances), and has the right to sell, convey, transfer, assign and deliver to Purchaser all of the Personal Property. The Personal Property is in working order in all material respects (subject to ordinary wear and tear). (g) There are no tenants or other parties that have a possessory right in and to any of the Owned Real Property or any space in the Branches. 5.15 Employee Benefit Plans; Labor Matters. (a) Seller provided to Purchaser on or prior to the date hereof, in writing, complete and accurate lists of the Branch Employees as of no more than ten (10) Business Days prior to the date of this Agreement, with such list indicating each Branch Employee’s job title, status (active or on statutory or employer approved leave and full-time or part-time), annual current salary or wage rate, incentive compensation for performance year 2016, business location, exempt/non-exempt status under the Fair Labor Standards Act (as classified by Seller or

-46- its Affiliates), regularly scheduled hours, job band, annual vacation entitlement, applicable incentive plan and date of hire (original and most recent as applicable). Such lists shall be updated by Seller and provided to Purchaser on dates that are mutually agreed to by Purchaser and Seller. (b) Neither the Seller nor any of its ERISA Affiliates has ever sponsored or maintained (i) a plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA or (iii) a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could reasonably be expected to result in any Controlled Group Liability that would be a liability of Purchaser following the Closing. Without limiting the generality of the foregoing, neither the Seller nor any of its ERISA Affiliates have engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA. (c) There is no material claim, complaint, charge or investigation by or on behalf of any Branch Employee pending or, to Seller’s Knowledge, threatened against the Seller or any Benefit Plan in which Branch Employees participate under any applicable laws governing or concerning labor relations, unions, collective bargaining, conditions of employment, employment discrimination, harassment, employee and independent contractor misclassification, wages, hours or occupational safety and health, or immigration (the “Labor Laws”) and the Seller is, and has been, in compliance in all material respects with all Labor Laws, except as would not reasonably be expected to result in any material liability to the Seller. (d) No Branch Employee is a member of, represented by or otherwise subject to any (i) labor union, labor organization or works council or (ii) collective bargaining agreement, in each case with respect to such Branch Employee’s employment with Seller. With respect to any Branch Employee, (i) Seller is not the subject of any proceeding seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor to Seller’s knowledge is any such proceeding threatened, and (ii) no strike or similar labor dispute by the Branch Employees is pending or, to Seller’s knowledge, threatened. 5.16 Insurance. Seller maintains in full force and effect insurance on the Assets in such amounts and against such risks and losses as are customary for comparable entities engaged in the same business and industry. 5.17 Limitations on Representations and Warranties. Except for the representations and warranties specifically set forth in this Agreement, neither Seller nor any of its agents, Affiliates or representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Purchaser, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Seller hereby disclaims any such representation or warranty whether by Seller or any of its officers, directors, employees, agents or representatives or any other Person.

-47- ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Seller as follows: 6.1 Corporate Organization and Authority. Purchaser is a state chartered non- member bank, duly organized and validly existing under the laws of the State of Mississippi and has the requisite power and authority to conduct the business conducted at the Branches substantially as currently conducted by Seller. Purchaser has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and the other instruments and documents contemplated hereby and to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by Seller, this Agreement is a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. 6.2 No Conflicts. The execution, delivery and performance of this Agreement and the other instruments and documents contemplated hereby by Purchaser does not, and will not, (i) violate any provision of its charter or by-laws or (ii) subject to Regulatory Approvals, violate or constitute a breach of, or default under, any law, rule, regulation, judgment, decree, ruling or order of any Regulatory Authority to which Purchaser is subject or any agreement or instrument of Purchaser, or to which Purchaser is subject or by which Purchaser is otherwise bound, which violation, breach, contravention or default referred to in this clause (ii), individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. 6.3 Approvals and Consents. Other than the Regulatory Approvals, no notices, reports or other filings are required to be made by Purchaser with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser from, any governmental or regulatory authorities of the United States or the several States in connection with the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby by Purchaser, the failure to make or obtain any or all of which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. 6.4 Regulatory Matters. (a) There are no pending or, to Purchaser’s knowledge, threatened disputes or controversies between Purchaser and any federal, state or local governmental agency or authority that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect. (b) Neither Purchaser nor any of its Affiliates has received any indication from any federal or state governmental agency or authority that such agency would oppose or refuse to grant a Regulatory Approval and Purchaser knows of no reason that it will not timely receive any necessary approval or authorization of all applicable bank Regulatory Authorities.

-48- (c) Neither Purchaser nor any of its Affiliates are a party to any written order, decree, agreement or memorandum of understanding with, commitment letter or similar submission to, or examination criticism by, any federal or state regulatory agency or authority charged with the supervision or regulation of depository institutions, nor has Purchaser been advised by any such agency or authority that such agency or authority is contemplating issuing or requesting any such order, decree, agreement, memorandum of understanding, commitment letter, submission or criticism, in each case which, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect on Purchaser or to prevent or materially delay the receipt of any Regulatory Approval. (d) Purchaser is, and on a pro forma basis giving effect to the P&A Transactions, will be, (i) at least “well capitalized” (as that term is defined at 12 C.F.R. 5.39(d)(11) or the relevant regulation of Purchaser’s primary federal bank regulator), and (ii) in compliance with all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it may, condition any of the Regulatory Approvals upon an increase in Purchaser’s capital or compliance with any capital requirement, standard or ratio. (e) Purchaser has no reason to believe that, as of the date hereof, it will be required to divest deposit liabilities, branches, loans or any business or line of business, or raise capital or achieve increased regulatory capital ratios or otherwise modify its financial condition or business at the request of any Regulatory Authority as a condition to the receipt of any of the Regulatory Approvals. (f) Purchaser was rated “Satisfactory” for performance under the Community Reinvestment Act (the “CRA”) following its most recent CRA performance examination by a Regulatory Authority. Purchaser has neither been informed that its current rating will or may be lowered in connection with a pending or future examination for CRA performance nor does it have knowledge of the existence of any fact or circumstance or set of facts or circumstances that could reasonably be expected to result in Purchaser having its current rating lowered. (g) Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby. 6.5 Litigation and Undisclosed Liabilities. There are no actions, suits or proceedings pending or, to Purchaser’s knowledge, threatened against Purchaser, or obligations or liabilities (whether or not accrued, contingent or otherwise) or, to Purchaser’s knowledge, facts or circumstances that could reasonably be expected to result in any claims against or obligations or liabilities of Purchaser that, individually or in the aggregate, would have a Material Adverse Effect. 6.6 Operation of the Branches. Purchaser intends to continue to provide retail and business banking services in the geographical area served by the Branches.

-49- 6.7 Brokers’ Fees. Purchaser has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement, except for fees and commissions for which Purchaser shall be solely liable. 6.8 Financing to Be Available. (a) Purchaser’s ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining financing therefor, consent of any lender or any other matter relating to funding the P&A Transactions. (b) As of the Initial Closing, Purchaser will have sufficient cash or cash equivalents available, directly or through one or more Affiliates, to pay the Initial Closing Purchase Price to the extent required to be paid by Purchaser to Seller, and there is no restriction on the use of such cash or cash equivalents for such purpose. (c) As of the Subsequent Closing, if any, Purchaser will have sufficient cash or cash equivalents available, directly or through one or more Affiliates, to pay the Subsequent Closing Purchase Price to the extent required to be paid by Purchaser to Seller, and there is no restriction on the use of such cash or cash equivalents for such purpose. (d) As of the Closing, Purchaser will have sufficient cash or cash equivalents available, directly or through one or more Affiliates, to pay the Purchase Price to the extent required to be paid by Purchaser to Seller, and there is no restriction on the use of such cash or cash equivalents for such purpose. 6.9 Limitations on Representations and Warranties. Except for the representations and warranties specifically set forth in this Agreement, neither Purchaser nor any of its agents, Affiliates or representatives, nor any other Person, makes or shall be deemed to make any representation or warranty to Seller, express or implied, at law or in equity, with respect to the transactions contemplated hereby, and Purchaser hereby disclaims any such representation or warranty whether by Purchaser or any of its officers, directors, employees, agents or representatives or any other Person. ARTICLE 7 COVENANTS OF THE PARTIES 7.1 Activity in the Ordinary Course. From the date hereof until the Closing Date, except (i) as set forth on section 7.1 of the Seller Disclosure Schedule, (ii) as may be required by a Regulatory Authority or applicable law or (iii) as contemplated hereby, Seller (a) will, with respect to the Branches, the Assets and the Assumed Liabilities, use its reasonable best efforts to preserve its business relationships with depositors, (b) will maintain the Branches in their current condition, ordinary wear and tear excepted, and continue the construction at the Pearl River, Louisiana Branch in accordance with the construction plan previously made available to Purchaser, (c) use its reasonable best efforts to conduct the business of the Branches and preserve the Assets and Assumed Liabilities in all material respects in the ordinary and usual course of

-50- business consistent with past practice, and (d) shall not, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed): (i) increase or agree to increase the salary or wage rate and incentive opportunity of any Branch Employee, other than normal salary or wage increases in the ordinary course of business consistent with past practice (however, such increases shall, in no event, increase the aggregate cash compensation for Branch Employees by more than 3% on an annualized basis and for any individual Branch Employee by more than 5%); (ii) establish, adopt, enter into or amend any plan, agreement or arrangement that provides incentive compensation, bonus or commissions exclusively for the benefit of the Branch Employees that would result in any material increase in liability for Purchaser; (iii) (A) transfer any Branch Employee to another branch, facility or office of Seller or any of their respective Affiliates which is not a Branch, or (B) transfer any employee of Seller or any of its Affiliates who, as of the date hereof, is not a Branch Employee to any Branch; (iv) hire any employee for any of the Branches other than in the ordinary course and consistent with past practices, including, with respect to the type of position filled and the compensation and benefit levels; (v) terminate any Branch Employee, except in the ordinary course of business in accordance with existing personnel policies and practices of Seller; (vi) establish or price Deposits at any Branch other than in the ordinary course of business consistent with Seller’s past practices (including deposit pricing policies in effect for such Branch as of the date hereof), subject to the limitation in (vii) below; (vii) offer interest rates or terms on any category of Deposits at any Branch in a manner inconsistent with Seller’s past practice or, without limiting the generality of the foregoing, accept any brokered deposits at the Branches; (viii) transfer to or from any Branch to or from any of Seller’s other operations or branches any material Assets or any Deposits, except (A) pursuant to an unsolicited customer request or (B) if such Deposit is pledged as security for a loan or other obligation that is not a Loan; (ix) amend, modify or extend any Loan, except (a) in the ordinary course of business consistent with Seller’s approved lending policies, (b) as required by law or the terms of any Loan Document or (c) in the manner provided in Section 7.8; (x) sell, transfer, assign, encumber or otherwise dispose of or enter into any contract, agreement or understanding to sell, transfer, assign, encumber or

-51- dispose of any of the Assets or Deposits existing on the date hereof, except in the ordinary course of business consistent with past practice; (xi) make or agree to make any material improvements to the Owned Real Property or the leased property subject to a Branch Lease, except normal maintenance or refurbishing purchased or made in the ordinary course of business; (xii) close, sell, consolidate, relocate or materially alter any Branch or otherwise file any application or give any notice to relocate or close any Branch; (xiii) amend, terminate or extend any Branch Lease; provided, however, Seller may extend any Branch Lease if, in its reasonable business judgment, Seller determines such extension is necessary to deliver the Branch on the Closing Date as a fully operative branch banking operation or to avoid the deemed waiver of any right to extend the term of a Branch Lease; (xiv) release, compromise or waive any material claim or right that is part of the Assets or the Assumed Liabilities; or (xv) agree with, or commit to, any person to do any of the things described in clauses (i) through (xiv) except as contemplated hereby. 7.2 Access and Confidentiality. (a) Until the earlier of the Closing Date and the date on which the Agreement is terminated pursuant to Article 10, Seller shall afford to Purchaser and its officers and authorized agents and representatives reasonable access during normal business hours to the properties, books, records, contracts, documents, files and other information of or relating to the Assets and the Assumed Liabilities; provided, however, that nothing herein shall afford Purchaser the right to review any information to the extent relating to Excluded Assets. Seller shall identify to Purchaser, within fifteen (15) calendar days after the date hereof, a group of its salaried personnel (with the necessary expertise and experience to assist Purchaser) that shall constitute a “transition group” who will be available to Purchaser at reasonable times during normal business hours to provide information and assistance in connection with Purchaser’s investigation of matters relating to the Assets, the Assumed Liabilities, the Branch Employees and transition matters. Such transition group will also work cooperatively to identify and resolve issues arising from any commingling of Records with Seller’s records for its other branches, assets and operations not subject to this Agreement. Seller shall furnish Purchaser with such additional financial and operating data and other information about its business operations at the Branches as may be reasonably necessary for the orderly transfer of the business operations of the Branches; provided, however, that nothing herein shall afford Purchaser the right to review any information relating to Excluded Assets or confidential supervisory information. Any investigation pursuant to this Section 7.2(a) shall be conducted in such manner as not to unreasonably interfere with the conduct of Seller’s business. Notwithstanding the foregoing, Seller shall not be required to provide access to or disclose information where such access or disclosure would impose an unreasonable burden on Seller, or any employee of Seller, or would violate or prejudice the rights of customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into and disclosed to Purchaser prior to the date of

-52- this Agreement. Seller and Purchaser shall use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. (b) From and after the date of this Agreement, Seller shall keep confidential non-public information in its possession (other than information which was or becomes available to Seller on a non-confidential basis from a source other than Purchaser or any of its Affiliates) relating to Purchaser, its Affiliates, the Branches, the Branch Employees, the Assets and the Assumed Liabilities; provided, however, that Seller shall not be liable hereunder with respect to any disclosure to the extent such disclosure is required pursuant to legal process (including pursuant to the assertion of Seller’s rights under this Agreement) (by interrogatories, subpoena, civil investigative demand or similar process), regulatory process or request, or to the extent such disclosure is reasonably necessary for purposes of compliance by Seller or its Affiliates with tax or regulatory reporting requirements; provided that in the event of any disclosure pursuant to legal process Seller exercises reasonable best efforts to preserve the confidentiality of the non- public information disclosed, including by cooperating with Purchaser to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the non- public information required to be disclosed. (c) From and after the Closing, Purchaser shall keep confidential non-public information in its possession (other than information which was or becomes available to Purchaser on a non-confidential basis from a source other than Seller or any of its Affiliates) relating to Seller and its Affiliates other than the Branches, the Branch Employees (with respect to their employment with Purchaser following the applicable Transfer Date), the Assets and the Assumed Liabilities; provided, however, that Purchaser shall not be liable hereunder with respect to any disclosure to the extent such disclosure is required pursuant to legal process (including pursuant to the assertion of Purchaser’s rights under this Agreement) (by interrogatories, subpoena, civil investigative demand or similar process) or regulatory process or request; provided that in the event of any disclosure pursuant to legal process Purchaser exercises commercially reasonable efforts to preserve the confidentiality of the non-public information disclosed, including by cooperating with Seller to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the non-public information required to be disclosed. 7.3 Regulatory Approvals. (a) As soon as practicable and in no event later than five (5) Business Days after the date of this Agreement, Purchaser shall prepare and file any applications, notices and filings required in order to obtain the Regulatory Approvals. Purchaser shall take all necessary actions to obtain each such approval as promptly as reasonably practicable and Purchaser shall not, and shall cause its Affiliates not to, knowingly take any action that would be expected to have the effect of denying or materially delaying or conditioning such approval. Seller will cooperate in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Regulatory Approvals). Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than material filed in connection therewith under a claim of confidentiality.

-53- (b) The parties shall promptly advise each other upon receiving any communication from any Regulatory Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that the Regulatory Approvals or any other consent or approval required hereunder will not be obtained or that the receipt of any such approval will be materially delayed. (c) Purchaser shall not, and shall cause its Affiliates to not, knowingly take any action that would reasonably be expected to result in a Material Adverse Effect. 7.4 Consents. (a) Seller agrees to use reasonable best efforts to obtain from the lessors under the Branch Leases and any other parties the consent of which is required in order to assign or transfer any Asset or Deposit to Purchaser on the Closing Date, any required consents to such assignment or transfer to Purchaser on the Closing Date; provided that, in the case of any Branch Lease, if any consent set forth in this Section 7.4(a) is not obtained notwithstanding Seller’s use of reasonable efforts as required hereunder, the parties shall negotiate in good faith and Seller and Purchaser shall use reasonable efforts to enter into a sublease on substantially the same terms (if permitted by the applicable Branch Lease) or make alternative arrangements reasonably satisfactory to Purchaser that provide Purchaser, to the extent reasonably possible, the benefits and burdens of the properties subject to Branch Leases in a manner that does not violate the applicable Branch Lease (for the same cost as would have applied if the relevant consent had been obtained). If any alternative arrangement is implemented between Seller and Purchaser at or prior to the Closing, the parties shall continue after the Closing to exercise reasonable efforts to obtain the related consents that could not be obtained prior to the Closing, and, if such a consent is obtained, Seller shall assign to Purchaser the applicable Branch Lease pursuant to the terms of this Agreement applicable to leases assigned at Closing, and the parties shall restructure the applicable alternative arrangement. If a required consent to assign a Branch Lease is not obtained and no alternative arrangement is implemented, the Branch associated with such Branch Lease shall, at Purchaser’s option, be an Excluded Branch for all purposes hereunder. (b) Unless otherwise directed by Purchaser, Seller shall use reasonable efforts to procure estoppel certificates substantially in the form of Exhibit 7.4(b) attached hereto, from each lessor under Branch Leases, which certificates shall be at the expense of Purchaser; provided that in the case of any Branch Lease, if any estoppel certificate as set forth in this Section 7.4(b) is not obtained, notwithstanding Seller’s use of reasonable efforts as required hereunder, the Assets and Assumed Liabilities associated with the subject Branch shall be transferred to Purchaser and the parties shall negotiate in good faith and Seller shall use reasonable efforts to make alternative arrangements reasonably satisfactory to Purchaser with respect to such Branch Lease. 7.5 Efforts to Consummate; Further Assurances. (a) Purchaser and Seller agree to use reasonable best efforts to satisfy or cause to be satisfied as soon as practicable their respective obligations hereunder and the conditions precedent to the Initial Closing, the Subsequent Closing and the Closing. (b) From time to time following the Initial Closing (in respect of Initial Closing Assets and Initial Closing Assumed Liabilities) and the Subsequent Closing (in respect

-54- of Subsequent Closing Assets and Subsequent Closing Assumed Liabilities), and from time to time following the Closing, at Purchaser’s request and sole expense, Seller will duly execute and deliver such assignments, bills of sale, deeds, acknowledgments and other instruments of conveyance and transfer as shall be necessary or appropriate to vest in Purchaser the full legal and equitable title to the Assets and the Assumed Liabilities. (c) Subject to Section 4.3, on and after the Initial Closing Date, the Subsequent Closing Date and the Closing Date, or, if later than the date of purchase pursuant to Section 7.8 the cessation of servicing of a Loan by Seller, as and to the extent applicable, each party will promptly deliver to the other, at such other party’s expense, all mail and other communications properly addressable or deliverable to the other as a consequence of the P&A Transactions; and without limitation of the foregoing, on and after the Initial Closing Date, the Subsequent Closing Date and the Closing Date or date of cessation of servicing of a Loan by Seller, as applicable, Seller shall promptly forward any mail, communications or other material relating to the Deposits or the Assets transferred on the Initial Closing Date, the Subsequent Closing Date, the Closing Date, or date of cessation of servicing of a Loan by Seller, as applicable, including that portion of any IRS “B” tapes that relates to such Deposits, to such employees of Purchaser at such addresses as may from time to time be specified by Purchaser in writing. (d) Prior to the Closing Date, Seller shall provide notice to Purchaser to the extent that Seller has knowledge of any facts or circumstances that exist that would provide for a basis for termination of any Branch Employee under existing personnel policies and practices of Seller then in effect. (e) Seller shall cooperate with Purchaser (including, as applicable, by entering into a triparty agreement in form and substance reasonably satisfactory to Purchaser among Purchaser, Seller and FHLB) to effect the release of any Encumbrances in respect of Loans not later than the Initial Closing (with respect to the Initial Closing Loans), the Subsequent Closing (with respect to the Subsequent Closing Loans) and the Closing (with respect to all other Loans). 7.6 Solicitation of Accounts; Non-Solicitation. (a) For a one (1) year period following the Closing Date, Seller agrees that it will not, and it will cause its Affiliates not to, use or disclose confidential information contained in Branch customer information files or Records that relate to the Assets and Assumed Liabilities for any purpose, including to solicit financial services business, including deposits, loans and other financial products, of the type offered through the Branches as of the date hereof. Except as set forth in the foregoing sentence, nothing in this Agreement shall be construed to at any time prohibit or otherwise limit Seller or any of its Affiliates from soliciting financial services or any other businesses, including deposits, loans and other financial products. (b) For a period of one (1) year following the Closing Date, Seller will not, and shall cause its Affiliates not to, without the written consent of Purchaser, solicit for employment any Transferred Employee; provided, however, that nothing in this Section 7.6(b) shall be deemed to prohibit Seller or its Affiliates from (i) making general solicitations not targeted at Transferred Employees (including job announcements in newspapers and industry publications or on the Internet), (ii) soliciting any Transferred Employee whose employment is

-55- terminated by Purchaser prior to Seller, or any of its Affiliates, soliciting such Transferred Employee, (iii) soliciting any Transferred Employee who has not been employed by Purchaser or its Affiliates during the six (6) month period prior to the solicitation not otherwise permitted hereunder or (iv) using employee search firms, so long as such employee search firms are not instructed to and do not engage in targeted solicitations of Transferred Employees. (c) If any provision or part of this Section 7.6 is held by a court or other authority of competent jurisdiction to be invalid or unenforceable, the parties agree that the court or authority making such determination will have the power to reduce the duration or scope of such provision or to delete specific words or phrases as necessary (but only to the minimum extent necessary) to cause such provision or part to be valid and enforceable. If such court or authority does not have the legal authority to take the actions described in the preceding sentence, the parties agree to negotiate in good faith a modified provision that would, in so far as possible, reflect the original intent of this Section 7.6 without violating applicable law. 7.7 Insurance. Seller will use reasonable best efforts to maintain in effect until the Closing Date all casualty and public liability policies relating to the Branches and maintained by Seller on the date hereof or to procure comparable replacement coverage and maintain such policies or replacement coverage in effect until the Closing. Purchaser shall provide all casualty and public liability insurance for the Branches after the Closing. In the event of any material damage, destruction or condemnation affecting Real Property between the date hereof and the time of the Closing, Purchaser shall have the right to exclude any Real Property so affected from the Assets to be acquired, require Seller to take reasonable steps to repair or replace the damaged or destroyed property, or require Seller to deliver to Purchaser any insurance proceeds and other payments, to the extent of the fair market value or the replacement cost of the Real Property, received by Seller as a result thereof unless, in the case of damage or destruction, Seller has repaired or replaced the damaged or destroyed property. 7.8 Servicing Prior to Loan Purchase. With respect to each of the Loans, from the date hereof until the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, Seller shall service such Loans in a manner that is in compliance with applicable law in all material respects and is consistent with the servicing provided by Seller with respect to its loans that are not to be transferred to Purchaser under the terms of this Agreement. If Purchaser so requests in writing to Seller, in order to timely consummate the transactions on the Initial Closing Date or the Subsequent Closing Date, if any, or to facilitate the orderly transition of customer accounts, Seller shall continue to service such Loans following the applicable sale until a date not later than the forty fifth (45th) day following the Closing Date, provided that in any such case Seller shall service such loans in the manner provided in the foregoing sentence and shall provide Purchaser with a daily summary of all monetary and non-monetary transactions impacting the serviced Loans. 7.9 Repurchase of Excluded Loans. If Purchaser determines that any Initial Closing Loan included on Exhibit 1.1(d)(ii) as of the Initial Closing Date, any Subsequent Closing Loan included on Exhibit 1.1(d)(iii) as of the Subsequent Closing Date or any Loan included on Exhibit 1.1(d)(i) as of the Closing Date was, as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, an Excluded Loan, Purchaser shall so notify Seller, and Seller shall, within ten (10) Business Days of notice repurchase the Excluded Loan at

-56- a cash purchase price equal to the amount of the Initial Closing Purchase Price, the Subsequent Purchase Price or the Purchase Price, as applicable, attributable to the Excluded Loan minus the amount of any payments received by Purchaser in respect of such Loan. 7.10 Change of Name, Etc. Immediately after the Closing (or, (i) in the case of Initial Closing Loans, the Initial Closing or (ii) the Subsequent Closing Loans, the Subsequent Closing), and except as provided in Section 4.16, Purchaser will (a) change the name and logo on all documents, Branches and other facilities relating to the Assets and the Assumed Liabilities to Purchaser’s name and logo, (b) notify all persons whose Loans, Deposits or Safe Deposit Agreements are transferred under this Agreement of the consummation of the transactions contemplated by this Agreement, and (c) provide all appropriate notices to the FDIC and any other Regulatory Authorities required as a result of the consummation of such transactions. Seller shall cooperate with any commercially reasonable request of Purchaser directed to accomplish the removal of Seller’s signage (or the removal of signage of an Affiliate of Seller, if applicable) by Purchaser and the installation of Purchaser’s signage by Purchaser; provided, however, that (i) all such removals and all such installations shall be at the expense of Purchaser, (ii) such removals and installations shall be performed in such a manner that does not unreasonably interfere with the normal business activities and operations of the Branches and Purchaser shall repair any damage to the area altered to its pre-existing condition, (iii) such installed signage shall comply with the applicable Branch Lease and all applicable zoning and permitting laws and regulations, (iv) such installed signage shall have, if necessary, received the prior approval of the owner or landlord of the facility, and such installed signage shall be covered in such a way as to make Purchaser signage unreadable at all times prior to the Closing, but such cover shall display the name and/or logo of Seller (or of its Affiliates) in a manner reasonably acceptable to Seller and (v) if this Agreement is terminated prior to the Closing, Purchaser shall immediately and at its sole expense restore such signage and any other area altered in connection therewith to its pre-existing condition. During the ten (10) calendar day period following the Closing, Purchaser shall afford to Seller and its authorized agents and representatives reasonable access during normal business hours to the Branches to allow Seller the opportunity to confirm Purchaser’s compliance with the terms of this Section 7.10. 7.11 Deactivation/Shut Down of Debit Cards. Seller shall deactivate all debit cards issued with respect to all Deposit accounts (and electronically block access of those cards to the Deposit accounts), beginning at 10:30 p.m., Central time, on the Closing Date. Seller and Purchaser shall reasonably cooperate in good faith to undertake the deactivation of such cards in a manner that is the least disruptive to customers as reasonably practicable. Point-of-sale transactions shall be settled between Purchaser and Seller for a period of forty-five (45) days after the Closing Date. ARTICLE 8 TAXES AND EMPLOYEE BENEFITS 8.1 Tax Representations. Except as set forth in section 8.1 of the Seller Disclosure Schedule, Seller represents and warrants to Purchaser that all material Tax Returns with respect to the Assets, the Assumed Liabilities or the operation of the Branches, that are required to be filed (taking into account any extension of time within which to file) before the Initial Closing

-57- Date, the Subsequent Closing Date or Closing Date, as applicable, have been or will be duly filed, such Tax Returns are materially correct and complete, and all material Taxes shown to be due on such Tax Returns have been or will be paid in full. For all completed Tax years, Seller has sent to each account holder, to the extent required by applicable Tax law, with respect to the Deposits all IRS Forms required by law (or a substitute form permitted by law) relating to the interest, earnings, or dividends paid on the Deposits for those periods. 8.2 Proration of Taxes. For purposes of this Agreement, in the case of any Straddle Period, (a) Property Taxes for the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire Straddle Period, and (b) Taxes (other than Property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date. 8.3 Sales and Transfer Taxes. Seller and Purchaser shall be equally responsible for the payment of all transfer, recording, documentary, stamp, sales, use (including all bulk sales Taxes, if any) and other similar Taxes and fees (collectively, the “Transfer Taxes”), that are payable or that arise as a result of the P&A Transactions, when due. Seller shall file any Tax Return that is required to be filed in respect of Transfer Taxes described in this Section 8.3 when due, and Purchaser shall cooperate with respect thereto as necessary. 8.4 Information Returns. At the Closing or as soon thereafter as is practicable, Seller shall provide Purchaser with a list of all Deposits on which Seller is back-up withholding and a list of IRA accounts with scheduled distributions including those that have pension withholding (including state withholding) coded as of the Closing Date. 8.5 Payment of Amount Due under Article 8. Any payment by Seller to Purchaser, or to Seller from Purchaser, under this Article 8 (other than payments required by Section 8.3, which shall be paid when determined) to the extent due at the Initial Closing, the Subsequent Closing or the Closing, as applicable, may be offset against any payment due the other party at the Initial Closing, the Subsequent Closing or the Closing, as applicable. All subsequent payments under this Article 8 shall be made as soon as determinable and shall be made as provided in Section 3.2(b) and bear interest from the date due to the date of payment at the Federal Funds Rate. 8.6 Assistance and Cooperation. After the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, each of Seller and Purchaser shall: (a) Make available to the other and to any taxing authority as reasonably requested all relevant information, records, and documents relating to Taxes with respect to the Assets, the Assumed Liabilities, or the operation of the Branches; (b) Provide timely notice to the other in writing of any pending or proposed Tax audits (with copies of all relevant correspondence received from any taxing authority in connection with any Tax audit or information request) or Tax assessments with respect to the

-58- Assets, the Assumed Liabilities, or the operation of the Branches for taxable periods for which the other may have a liability under this Agreement; and (c) The party requesting assistance or cooperation shall bear the other party’s reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third party service providers. 8.7 Transferred Employees. (a) Offers of Employment. (i) General. At least thirty (30) calendar days prior to the Closing Date, and effective as of the Closing Date, Purchaser agrees that it shall, or shall cause one of its Affiliates to, offer employment to each Branch Employee who is actively employed by Seller as of the Closing Date and, subject to Section 8.7(a)(ii) below, to each Leave Recipient, and, effective as of the applicable Transfer Date, Purchaser will, subject to such Branch Employee or Leave Recipient satisfying Purchaser’s pre- employment screening requirements, employ each such employee who has accepted the offer. Following the Closing Date, each Branch Employee employed by Purchaser shall, from and after the Transfer Date, be defined as a “Transferred Employee” for purposes of this Agreement. Subject to the provisions of this Section 8.7, Transferred Employees shall, if applicable, be subject to the employment terms, conditions and rules applicable to other similarly situated employees of Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Branch Employee or Transferred Employee. (ii) Special Provisions for Leave Recipients. With respect to any Branch Employee who is not actively at work on the Closing Date as a result of an approved leave of absence (including military leave with reemployment rights under federal law and leave under the Family and Medical Leave Act of 1993) (collectively, the “Leave Recipients”), Purchaser shall make an offer of employment in the manner required by Section 8.7(a)(i), contingent on such Leave Recipient’s return to active status within six (6) months following the Closing Date or such longer period as may be required by applicable law. When a Leave Recipient who has (A) accepted the offer and (B) satisfied Purchaser’s pre-employment screening requirements returns to active status pursuant to the terms hereof, such Leave Recipient shall be considered a Transferred Employee. (b) Terms of Offer. Each Branch Employee shall be offered employment subject to the following terms and conditions: (i) Each Branch Employee’s base salary shall be at least equivalent to the rate of annual base salary or regular hourly wage rate, as applicable, paid by Seller to such Branch Employee as of the Business Day prior to the Closing Date; (ii) Each Branch Employee shall have an incentive compensation opportunity substantially comparable to those available to other similarly situated employees of Purchaser, as in effect from time to time;

-59- (iii) Each Branch Employee shall be eligible to receive employee benefits substantially comparable to those available to other similarly situated employees of Purchaser, as in effect from time to time; (iv) Each Branch Employee shall be offered employment at a job location that is no more than twenty-five (25) miles from such Branch Employee’s primary workplace immediately prior to the Closing Date; and (v) Transferred Employees shall become employees-at-will of Purchaser. (c) Severance Payments. With respect to any Transferred Employee whose employment is terminated by Purchaser for any reason other than cause (as determined by Purchaser in its sole discretion consistent with Purchaser’s customary standards and procedures with respect to similarly situated employees of Purchaser) on or before the first anniversary of the applicable Transfer Date, Purchaser shall (subject to such Transferred Employee’s execution and non-revocation of a release of claims in a form reasonably satisfactory to Purchaser) pay to such Transferred Employee the greater of (i) the amount of cash severance pay such Transferred Employee would have received if he or she separated from Seller under Seller’s severance policy as described in Section 8.7(c) of the Seller Disclosure Schedule, and (ii) the amount of cash severance payable to such Transferred Employee under any applicable severance plan of Purchaser in effect at the time of such termination; provided, however, in each case that such Transferred Employee shall be credited for service with Seller as described in Section 8.7(d) of the Agreement. In addition and notwithstanding any provision herein to the contrary, if a Branch Employee does not receive an offer from Purchaser in compliance with Section 8.7(b) of this Agreement and such Branch Employee’s employment with Seller is terminated by Seller in connection with the transactions contemplated by this Agreement (and in no event later than three (3) months following the end of the Closing Date), then Purchaser shall reimburse Seller, within thirty (30) days of receipt of an invoice from Seller, for the costs of any severance benefits (including the costs incurred during any notice period or pay in lieu of notice) payable by Seller to such Branch Employee as provided in this Section 8.7(c). (d) Credit for Service. Purchaser shall cause each benefit plan, severance plan and time-off program maintained, sponsored, adopted or contributed to by Purchaser or its Affiliates in which Transferred Employees are eligible to participate (collectively, the “Purchaser Benefit Plans”), to take into account for all purposes under Purchaser Benefit Plans (but not for purposes of defined benefit pension accruals under any defined benefit plan) the service of such employees with Seller or its Affiliates prior to the Transfer Date to the same extent as such service was credited for the applicable purpose by Seller or the applicable Affiliate. In addition, Purchaser shall cause each Transferred Employee to be immediately eligible to participate, without any waiting time, in all applicable Purchaser Benefit Plans. (e) Pre-Existing Conditions. Purchaser shall, and shall cause its Affiliates to, (i) waive limitations on benefits relating to any pre-existing conditions of the Transferred Employees and their eligible dependents to the extent that such limitations were waived under the applicable employee benefit or welfare plan in which such Transferred Employee participated prior to the Transfer Date, and (ii) use commercially reasonable efforts to recognize

-60- for purposes of annual deductible and out-of-pocket limits under their health plans applicable to Transferred Employees, deductible and out-of-pocket expenses paid by Transferred Employees and their respective dependents under Seller’s or any of its Affiliates’ health or welfare plans in the calendar year in which the Transfer Date occurs. (f) Vacation. Seller shall pay to the Transferred Employees all accrued but unpaid vacation for periods prior to the Transfer Date as soon as administratively practicable after the Transfer Date or as required by applicable law, but in no event later than thirty (30) Business Days after the Transfer Date. (g) Bonus Payments. Seller shall retain (and be liable for the payment of) all amounts earned by a Transferred Employee under the Benefit Plans that provide incentive compensation in which such Transferred Employee is eligible to participate (determined as of immediately prior to the applicable Transfer Date) for periods of service through the day immediately prior to the applicable Transfer Date. From and after the Closing Date, Purchaser shall be liable for the payment of incentive compensation to the Transferred Employees for service with Purchaser from and after the applicable Transfer Date in accordance with the Purchaser’s Benefit Plans. (h) Rollover of 401(k) Plan Accounts and Loans. Prior to the Closing Date and thereafter (as applicable), Seller and Purchaser shall take any and all action as may be required, including, if necessary, amendments to the tax qualified defined contribution plan of Seller in which Transferred Employees participate (the “Seller 401(k) Plan”) and/or the tax qualified defined contribution plan of Purchaser (the “Purchaser 401(k) Plan”), to permit each Transferred Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in cash or notes (in the case of loans) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Transferred Employee from the Seller 401(k) Plan to the Purchaser 401(k) Plan. (i) Welfare Benefits Generally. (i) Seller and its Affiliates shall be solely responsible for (A) claims for Welfare Benefits and for workers’ compensation, in each case that are incurred by or with respect to any Transferred Employee (and his or her spouse, dependents or beneficiaries) before his or her Transfer Date, and (B) claims relating to COBRA Continuation Coverage (and for providing any notices related thereto) attributable to “qualifying events” with respect to any Branch Employee who does not become a Transferred Employee and his or her beneficiaries and dependents, whether occurring before, on or after the Closing Date; and (ii) Purchaser and its Affiliates shall be solely responsible for (A) claims for Welfare Benefits and for workers compensation, in each case that are incurred by or with respect to any Transferred Employee on or after his or her Transfer Date, and (B) claims relating to COBRA Continuation Coverage attributable to “qualifying events” with respect to any Transferred Employee and his or her beneficiaries and dependents that occur on or after such Transferred Employee’s Transfer Date. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the services are rendered, the supplies are provided or prescription is actually filled, and not when the condition arose. A disability claim shall be considered incurred when the date of disability occurs and a workers’ compensation claim shall be considered incurred on the date of the occurrence as determined under the applicable state regulations.

-61- (j) Unvested Benefits. Prior to the Closing Date, Seller shall (a) fully vest each equity-based compensation award held by the Transferred Employees and (b) fully vest any Transferred Employee’s unvested allocations in the Seller’s employee stock ownership plan. (k) Liabilities under Benefit Plans; Controlled Group Liability. Except as expressly provided in this Section 8.7, (i) Seller shall remain solely responsible for any and all liabilities and obligations arising under the Benefit Plans, and Purchaser shall not assume or otherwise acquire any of the Benefit Plans, (ii) Seller shall remain solely responsible for any Controlled Group Liability and (iii) for purposes of this Agreement, liabilities under the Benefit Plans shall be considered Excluded Liabilities. (l) No Third Party Rights or Amendment to Benefit Plans. Nothing in this Agreement shall be construed to grant any Branch Employee or Transferred Employee a right to continued employment by, or to receive any payments or benefits from, Purchaser or Seller or their respective Affiliates or through any employee benefit plan. This Agreement shall not limit Purchaser’s or Purchaser’s Affiliate’s ability or right to amend or terminate any benefit or compensation plan or program of Purchaser or its Affiliates and nothing contained herein shall be construed as an amendment to or modification of any such plan. This Section 8.7 shall be binding upon and inure solely to the benefit of each party to this Agreement, and nothing in this Section 8.7, express or implied, is intended to confer upon any other Person, including, any current or former director, officer or employee of Seller or any of its Affiliates, any rights or remedies of any nature whatsoever under or by reason of this Section 8.7. ARTICLE 9 CONDITIONS TO CLOSING 9.1 Conditions to Obligations of Purchaser. Unless waived in writing by Purchaser, the obligation of Purchaser to consummate the applicable P&A Transactions as set forth in Article 9 at the Initial Closing, the Subsequent Closing and the Closing, respectively, is conditioned upon satisfaction as of the Initial Closing, the Subsequent Closing or the Closing, as applicable, of each of the following conditions: (a) Regulatory Approvals. In respect of the P&A Transactions to be effected at the Closing, the Regulatory Approvals shall have been made or obtained, and shall remain in full force and effect, and all waiting periods applicable to the consummation of the P&A Transactions shall have expired or been terminated. For avoidance of doubt, Purchaser’s obligation to consummate the P&A Transactions to be effected at the Initial Closing or the Subsequent Closing shall not be subject to the foregoing condition. (b) Orders; Legal Proceedings. No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (any of the foregoing, an “Order”) that is in effect and that prohibits or makes illegal the consummation of any of the P&A Transactions.

-62- (c) Representations and Warranties. (i) The representations and warranties of Seller contained in Sections 5.1, 5.2(i) and 5.13 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, as though such representations and warranties were made at and as of such time (except that representations and warranties as of a specified date need only be true on and as of such date) and (ii) the other representations and warranties of Seller contained in this Agreement shall be true in all respects in each case as of the date of this Agreement and as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable (except that representations and warranties as of a specified date need only be true on and as of such date); provided, however, that for purposes of determining the satisfaction of the condition set forth in this Section 9.1(c), such representations and warranties shall be deemed to be so true and correct if the failure or failures of such representations and warranties to be true and correct (such representations and warranties to be read for this purpose without reference to any qualification set forth therein relating to “materiality” or “Material Adverse Effect”) do not constitute, individually or in the aggregate, a Material Adverse Effect. (d) Covenants and Other Agreements. Seller shall have performed its covenants and agreements herein on or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, in all material respects. (e) Seller Officers’ Certificate. Purchaser shall have received at the Initial Closing, the Subsequent Closing Date or the Closing, as applicable, a certificate dated as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, and executed by the Chief Executive Officer, the Chief Financial Officer, the President or any Executive Vice President or Senior Vice President of Seller to the effect that each of the conditions specified above in Sections 9.1(c) and (d) are satisfied in all respects. (f) Seller Closing Deliverables. Seller shall have delivered to Purchaser each of the certificates, instruments, agreements, documents and other items required to be delivered pursuant to Section 3.5 at or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable. (g) Absence of Encumbrances. The Loans to be acquired by Purchaser at the Initial Closing, the Subsequent Closing or the Closing, as applicable, shall be free and clear of all Encumbrances (including any interest in favor of FHLB), as evidenced by documentation in form and substance reasonably acceptable to Purchaser (including, as applicable, a triparty agreement among Purchaser, Seller and FHLB). (h) Certain Approvals. Seller shall have obtained the consents and approvals set forth in Section 9.1 of the Seller Disclosure Schedule. 9.2 Conditions to Obligations of Seller. Unless waived in writing by Seller, the obligation of Seller to consummate the applicable P&A Transactions at the Initial Closing, the Subsequent Closing and the Closing, respectively, is conditioned upon satisfaction as of the Initial Closing, the Subsequent Closing or the Closing, as applicable, of each of the following conditions:

-63- (a) Regulatory Approvals. In respect of the P&A Transactions as set forth in Article 2 to be effected at the Closing, the Regulatory Approvals shall have been made or obtained, and shall remain in full force and effect, and all waiting periods applicable to the consummation of the P&A Transactions shall have expired or been terminated. For avoidance of doubt, Seller’s obligation to consummate the P&A Transactions to be effected at the Initial Closing or the Subsequent Closing shall not be subject to the foregoing condition. (b) Orders. No Order shall be in effect that prohibits or makes illegal the consummation of any of the P&A Transactions. (c) Representations and Warranties. (i) The representations and warranties of Purchaser contained in Sections 6.1, 6.2(i), 6.7 and 6.8 shall be true and correct in all respects as of the date of this Agreement and as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, as though such representations and warranties were made at and as of such time (except that representations and warranties as of a specified date need only be true on and as of such date) and (ii) the other representations and warranties of Purchaser contained in this Agreement shall be true in all respects in each case as of the date of this Agreement and as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, as though such representations and warranties were made at and as of such time (except that representations and warranties as of a specific date need to be true only as of such date); provided, however, that for purposes of determining the satisfaction of the condition set forth in this Section 9.2(c), such representations and warranties shall be deemed to be so true and correct if the failure or failures of such representations and warranties to be true and correct (such representations and warranties to be read for this purpose without reference to any qualification set forth therein relating to “materiality” or “Material Adverse Effect”) do not constitute, individually or in the aggregate, a Material Adverse Effect. (d) Covenants and Other Agreements. Purchaser shall have performed its covenants and agreements herein on or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, in all material respects. (e) Purchaser Officers’ Certificate. Seller shall have received at the Initial Closing, the Subsequent Closing or the Closing, as applicable, a certificate dated as of the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable, and executed by the Chief Executive Officer, the Chief Financial Officer, the President or any Executive Vice President or Senior Vice President of Purchaser to the effect that each of the conditions specified above in Sections 9.2(c) and (d) are satisfied in all respects. (f) Purchaser Closing Deliverables. Purchaser shall have delivered to Seller each of the certificates, instruments, agreements, documents and other items required to be delivered pursuant to Section 3.6 (in the case of any assignment contemplated thereby, subject to delivery by Seller of any related requisite third-party consent) at or prior to the Initial Closing Date, the Subsequent Closing Date or the Closing Date, as applicable.

-64- ARTICLE 10 TERMINATION 10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date: (a) by the mutual written agreement of Purchaser and Seller; (b) by Purchaser if (i) at the time of such termination any of the representations and warranties of Seller contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 9.1(c) cannot be satisfied, or (ii) there shall have been any material breach of any covenant, agreement or obligation of Seller hereunder to the extent that the condition set forth in Section 9.1(d) cannot be satisfied, and, in the case of (i) or (ii), such breach or failure is not or cannot be remedied by Seller within thirty (30) calendar days after receipt of notice in writing from Purchaser specifying the nature of such breach or failure and requesting that it be remedied; provided that Purchaser may not terminate this Agreement based upon the failure of the conditions set forth in Section 9.1(c) or Section 9.1(d) to be satisfied if such failure was caused by Purchaser’s breach of this Agreement or failure to act in good faith or Purchaser’s or any of its representative’s failure to use reasonable best efforts to cause the Initial Closing, the Subsequent Closing or the Closing, as applicable, to occur; (c) by Seller, if (i) at the time of such termination any of the representations and warranties of Purchaser contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 9.2(c) cannot be satisfied, or (ii) there shall have been any breach of any covenant, agreement or obligation of Purchaser hereunder to the extent that the condition set forth in Section 9.2(d) cannot be satisfied, and, in the case of (i) or (ii), such breach or failure is not or cannot be remedied by Purchaser within thirty (30) calendar days after receipt of notice in writing from Seller specifying the nature of such breach or failure and requesting that it be remedied; provided that Seller may not terminate this Agreement based upon the failure of the conditions set forth in Section 9.2(c) or Section 9.2(d) to be satisfied if such failure was caused by Seller’s or any of its representatives’ failure to act in good faith or Seller’s breach of this Agreement or failure to use reasonable best efforts to cause the Closing, the Subsequent Closing or the Initial Closing, as applicable, to occur; (d) by Seller or Purchaser, in the event the Closing has not occurred within seventy-five (75) days after the date of this Agreement, unless the failure to so consummate is due to a breach of this Agreement by the party seeking to terminate; or (e) by either Seller or Purchaser, if any governmental agencies or authorities that must grant a Regulatory Approval has denied approval of the P&A Transactions and such denial has become final and nonappealable or any governmental agency or authority of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the P&A Transactions. 10.2 Effect of Termination. In the event of termination of this Agreement and abandonment of any of the P&A Transactions contemplated hereby pursuant to Section 10.1,

-65- except as set forth in this Agreement, no party hereto (or any of its directors, officers, employees, agents or Affiliates) shall have any liability or further obligation to any other party, except that neither Seller nor Purchaser shall be relieved or released from any liabilities or damages arising out of any knowing, intentional and material breach of this Agreement. Notwithstanding the foregoing, in the event of termination of this Agreement following consummation of the Initial Closing but prior to the consummation of the Subsequent Closing, if any, or the Closing, such termination will terminate the obligations to consummate the Subsequent Closing and/or Closing only, and the remaining provisions of this Agreement shall continue to apply, mutatis mutandis, and neither Seller nor Purchaser shall be relieved from any liability or obligation to each other in respect of the Initial Closing Assets and the Initial Closing Assumed Liabilities. Notwithstanding the foregoing, in the event of termination of this Agreement following consummation of the Subsequent Closing but prior to the consummation of the Closing, such termination will terminate the obligations to consummate the Closing only, and the remaining provisions of this Agreement shall continue to apply, mutatis mutandis, and neither Seller nor Purchaser shall be relieved from any liability or obligation to each other in respect of the Initial Closing Assets and the Initial Closing Assumed Liabilities or the Subsequent Closing Assets and the Subsequent Closing Assumed Liabilities. ARTICLE 11 INDEMNIFICATION 11.1 Indemnification. (a) Subject to Section 12.1, after the Initial Closing (in respect of the P&A Transactions consummated thereat), after the Subsequent Closing (in respect of the P&A Transactions consummated thereat) and after the Closing (in respect of the P&A Transactions consummated thereat), Seller shall indemnify and hold harmless Purchaser and its Affiliates and their respective directors, officers, employees and agents, from and against any and all Losses asserted against or incurred by Purchaser to the extent arising out of or resulting from the following: (i) any breach of any representation or warranty made by Seller in this Agreement (disregarding any qualification on any such representation or warranty as to “materiality,” “in all material respects,” “Material Adverse Effect” or similar materiality qualifications); (ii) any breach of any covenant or agreement to be performed by Seller pursuant to this Agreement; (iii) any Excluded Taxes; or (iv) any Excluded Liability. (b) Subject to Section 12.1, after the Initial Closing (in respect of the P&A Transactions consummated thereat), after the Subsequent Closing (in respect of the P&A Transactions consummated thereat) and after the Closing (in respect of the P&A Transactions consummated thereat), Purchaser shall indemnify and hold harmless Seller and its Affiliates and

-66- their respective directors, officers, employees and agents, from and against any and all Losses asserted against or incurred by Seller to the extent arising out of or resulting from the following: (i) any breach of any representation or warranty made by Purchaser in this Agreement (disregarding any qualification on any such representation or warranty as to “materiality,” “in all material respects,” “Material Adverse Effect” or similar materiality qualifications); (ii) any breach of any covenant or agreement to be performed by Purchaser pursuant to this Agreement; or (iii) the Assumed Liabilities or any responsibility, obligation, duty, legal action, administrative or judicial proceeding, claim, penalty or liability arising out of Purchaser’s ownership or operation after the Closing Date of the business represented by the Branches, the Assets or the Assumed Liabilities. (c) To exercise its indemnification rights under this Section 11.1 as a result of the assertion against it of any claim or potential liability for which indemnification is provided, the indemnified party shall promptly notify the indemnifying party of the assertion of such claim, discovery of any such potential liability or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder (including, with respect to claims arising from a breach of representation or warranty made in Article 8, the commencement of an audit, administrative investigation or judicial proceeding by any governmental authority); provided, however, that, subject to the Survival Periods set forth in Section 12.1(a), any delay or failure by the indemnified party to give notice shall not relieve the indemnifying party of its obligations hereunder except to the extent, if at all, that the indemnifying party is actually and materially prejudiced by reason of such delay or failure. The indemnified party shall advise the indemnifying party of all material facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party’s sole cost and expense, to defend against such claims for liability. In any such action or proceeding, the indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at its own expense unless (i) the indemnifying party and the indemnified party mutually agree to the retention of such counsel or (ii) the named parties to any such suit, action, or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing defenses or conflicts of interests between them. (d) Neither party to this Agreement shall settle, compromise, discharge or consent to an entry of judgment with respect to a claim or liability subject to indemnification under this Article 11 without the other party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that the indemnifying party may agree without the prior written consent of the indemnified party to any settlement, compromise, discharge or consent to an entry of judgment in each case that by its terms (i) obligates the indemnifying party to pay the full amount of the liability in connection with such claim and that unconditionally releases the indemnified party and its Affiliates from all liability or obligation in

-67- connection with such claim and (ii) does not impose injunctive or other non-monetary equitable relief against the indemnified party or its Affiliates, or their respective businesses. (e) Notwithstanding anything to the contrary contained in this Agreement, an indemnifying party shall not be liable under Section 11.1(a)(i), except with respect to the representations and warranties of Seller contained in Sections 5.1, 5.2(i) and 5.13, or Section 11.1(b)(i), except with respect to the representations and warranties of Purchaser contained in Sections 6.1, 6.2(i), and 6.7, for any Losses sustained by the indemnified party unless and until the aggregate amount of all indemnifiable Losses sustained by the indemnified party shall exceed $2,000,000 (the “Deductible”), in which event the indemnifying party shall provide indemnification hereunder in respect of all such indemnifiable Losses in excess of the Deductible; provided, however, that the maximum aggregate amount of indemnification payments payable by Seller pursuant to Section 11.1(a)(i), except with respect to the representations and warranties of Seller contained in Sections 5.1, 5.2(i) and 5.13, or by Purchaser pursuant to Section 11.1(b)(i), except with respect to the representations and warranties of Purchaser contained in Sections 6.1, 6.2(i), and 6.7, as applicable, shall be $30,000,000. (f) Notwithstanding the foregoing, if a third party claim includes or would reasonably be expected to include both a claim for Taxes that are Assumed Liabilities pursuant to Section 2.2(b)(vii) (“Purchaser Taxes”) and a claim for Taxes that are not Assumed Liabilities pursuant to Section 2.2(b)(vii) (“Seller Taxes”), and such claim for Seller Taxes is not separable from such a claim for Purchaser Taxes, Purchaser (if the claim for Purchaser Taxes exceeds or reasonably would be expected to exceed in amount the claim for Seller Taxes) or otherwise Seller (Seller or Purchaser, as the case may be, the “Controlling Party”) shall be entitled to control the defense of such third party claim (such third party claim, a “Tax Claim”). In such case, the other party (Seller or Purchaser, as the case may be, the “Non-Controlling Party”) shall be entitled to participate fully (at the Non-Controlling Party’s sole expense) in the conduct of such Tax Claim and the Controlling Party shall not settle such Tax Claim without the consent of such Non-Controlling Party (which consent shall not be unreasonably withheld, conditioned or delayed). The costs and expenses of conducting the defense of such Tax Claim shall be reasonably apportioned based on the relative amounts of the Tax Claim that are Seller Taxes and that are Purchaser Taxes. (g) Except as otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any comparable provision of state, local or foreign Law), Seller, Purchaser, and their respective Affiliates shall treat any and all payments under this Article 11 as an adjustment to the Purchase Price for all Tax purposes. 11.2 Exclusivity. After the Closing, except as expressly set forth in Sections 4.3(b), 4.8 and 8.3, and except in the case of fraud, this Article 11 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby (including any ancillary agreements and deeds and other closing deliverables); provided that it is understood and agreed that the foregoing shall not prevent a party from obtaining specific performance, injunctive relief or any other available non-monetary equitable remedy.

-68- ARTICLE 12 MISCELLANEOUS 12.1 Survival. (a) The parties’ respective representations and warranties contained in this Agreement shall survive until the first (1st) anniversary of the Closing Date; provided, however, that (i) each of the representations and warranties of parties set forth in Sections 5.1 and 5.10 (other than as such representations relate to Real Property to the extent that one or more Commitments provide insurance coverage in respect of the same), and 6.1 shall survive until the third (3rd) anniversary of the Closing Date, and (ii) the representations and warranties set forth in Section 5.12 shall survive until the second (2nd) anniversary of the Closing Date, and, in each case, thereafter neither party may claim any Loss in relation to a breach thereof (each such specified period, a “Survival Period”); provided, however, that the claims set forth in any claim for indemnity made by an indemnified party on or prior to the applicable Survival Period shall survive until such claim is finally resolved. The agreements and covenants contained in this Agreement shall survive the Initial Closing, the Subsequent Closing or the Closing, as applicable, until performed in full or the obligation to so perform shall have expired. (b) No claim based on any breach of any representation or warranty shall be valid or made unless notice with respect thereto is given to the indemnifying party in accordance with this Agreement. 12.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations of either party may be assigned by either party hereto without the prior written consent of the other party, and any purported assignment in contravention of this Section 12.2 shall be void. 12.3 Binding Effect. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. 12.4 Public Notice. Prior to the Initial Closing Date and prior to the Closing Date (except, following the Initial Closing Date, in respect of the P&A Transactions consummated at the Initial Closing), neither Purchaser nor Seller shall make or cause to be made any press release for general circulation, public announcement or disclosure or issue any notice or general communication to employees or customers with respect to any of the transactions contemplated hereby (each, a “Public Notice”) without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed). Purchaser and Seller each agree that, without the other party’s prior written consent, it shall not release or disclose any of the terms or conditions of the transactions contemplated herein to any other Person (other than any Regulatory Authority). Notwithstanding the foregoing, each party may make a Public Notice as, based on the advice of its counsel, may be required by law or as necessary to obtain the Regulatory Approvals, in which case the party proposing to issue such press release or make such public statement or disclosure shall consult with the other party before issuing such press release or making such public statement or disclosure. Except with respect to a Public Notice issued by Purchaser or any of its Affiliates in compliance with the terms of this Section 12.4 that announces the execution of this Agreement or the consummation of the transactions contemplated hereby, no Public Notice issued by Purchaser or any of its Affiliates shall reference

-69- the name of Seller or any of its Affiliates without the prior written consent of Seller (which consent Seller may withhold, condition or delay in its sole discretion). 12.5 Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below: If to Seller: First NBC Bank c/o First NBC Bank Holding Company 210 Baronne Street New Orleans, Louisiana 70112 Attention: Marsha Crowle, Senior Executive Vice President Facsimile: (504) 252-4440 With a copy to: Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: David C. Ingles Fax: (917) 777-2697 If to Purchaser: Whitney Bank c/o Hancock Holding Company One Hancock Plaza Gulfport, Mississippi 39502 Attention: Joy Lambert Phillips, EVP & General Counsel Fax: (228) 563-5759 With a copy to: Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Attention: Nicholas G. Demmo Fax: (212) 403-2000 or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 12.5. Any notices shall be in writing, including telegraphic or facsimile communication, and may be sent by registered or certified mail, return receipt requested, postage prepaid, or by fax, or by overnight delivery service. Notice shall be effective upon actual receipt thereof. 12.6 Expenses. Except as expressly provided otherwise in this Agreement, each party shall bear any and all costs and expenses that it incurs, or that may be incurred on its behalf, in connection with the preparation of this Agreement and consummation of the transactions described herein, and the expenses, fees, and costs necessary for any approvals of the appropriate Regulatory Authorities. 12.7 Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Louisiana applicable to agreements made and entirely to be performed in such state and without regard to its principles of conflict of

-70- laws. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court sitting in the State of Louisiana. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. 12.8 Waiver of Jury Trial. The parties hereby waive, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties in respect of this Agreement or any of the transactions contemplated hereby, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties hereby further agree and consent that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties may file a copy of this Agreement with any court as written evidence of the consent of the parties to the waiver of their right to trial by jury. 12.9 Entire Agreement; Amendment. (a) This Agreement contains the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters, which agreements or understandings shall be of no force or effect for any purpose; provided, however, that the terms of any confidentiality agreement the parties hereto previously entered into shall, to the extent not inconsistent with any provisions of this Agreement, continue to apply until the Closing. (b) This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties hereto or their respective successors in interest. The waiver of any breach of any provision under this Agreement by any party shall not be deemed to be waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing. 12.10 Third Party Beneficiaries. Except as expressly provided in Section 11.1, this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than Seller and Purchaser. 12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

-71- 12.12 Headings. The headings used in this Agreement are inserted for purposes of convenience of reference only and shall not limit or define the meaning of any provisions of this Agreement. 12.13 Severability. If any provision of this Agreement, as applied to any party or circumstance, shall be judged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement. 12.14 Interpretation. When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section of or Exhibit to this Agreement unless otherwise indicated. The Recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.13(a)” would be part of “Section 5.13” and references to “Section 5.13” would also refer to material contained in the subsection described as “Section 5.13(a)”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement. Notwithstanding any other provision of this Agreement, nothing in this Agreement shall require, or be deemed, interpreted or construed to require, Seller, Purchaser or any of their respective Affiliates or directors to take, or fail to take, any action which would violate applicable law (whether statutory or common law), rule or regulation. 12.15 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would likewise occur if the P&A Transactions were not consummated), and, accordingly, that the parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the P&A Transactions, subject to the terms and conditions of this Agreement). [Remainder of page intentionally left blank]